Exhibit 10.38

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

EXECUTION COPY

JOINT VENTURE AGREEMENT

by and among

BIOAMBER INC.,

BIOAMBER INTERNATIONAL S.à.r.l.,

MITSUI & CO., LTD.

and

BLUEWATER BIOCHEMICALS INC.

Dated November 2, 2011

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JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into as of the 2nd day of November, 2011, by and among BioAmber Inc., a corporation organized under the laws of Delaware (“BioAmber”), BioAmber International S.à.r.l., a limited liability company organized under the laws of Luxembourg and a direct wholly owned subsidiary of BioAmber (“BioAmber Lux”, and together with BioAmber, the “BioAmber Parties”), Mitsui & Co., Ltd., a corporation organized under the laws of Japan (“Mitsui”), and Bluewater Biochemicals Inc., a corporation organized under the laws of Canada (the “Company”).

RECITALS

A. BioAmber Lux, Mitsui and the Company have entered into respective Share Subscription Agreements, dated as of the date hereof (together, the “Subscription Agreements”), which provide, among other things, for the issuance by the Company, and the acquisition by BioAmber Lux and Mitsui, of Shares representing seventy percent (70%) and thirty percent (30%), respectively, of the total outstanding Shares, on a fully diluted basis, on the terms and subject to the conditions set forth in the respective Subscription Agreements.

B. Immediately after giving effect to the issuance of Shares to BioAmber Lux and Mitsui pursuant to the respective Subscription Agreements, BioAmber Lux and Mitsui will collectively own all of the issued and outstanding Shares.

C. As a condition to the issuance to, and the acquisition by, Mitsui and BioAmber Lux of their Shares pursuant to the respective Subscription Agreements, the parties agreed to enter into this Agreement to provide for certain matters relating to, among other things, the management and operation of the Company.

NOW, THEREFORE, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION; CLOSING IN ESCROW

1.1. Definitions. The following capitalized terms used herein shall have the following meanings unless the context otherwise requires:

“Absent Shareholder” has the meaning set forth in Section 8.1.6.

“Additional Contribution” has the meaning set forth in Section 5.2.1.

“Additional Plants” has the meaning set forth in Section 4.1.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble hereof.

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“Ancillary Agreements” means (a) the Technology License Agreement, (b) the Trademark License Agreement, (c) the BioAmber Services Agreement, (d) the Mitsui Services Agreement, (e) the Assignment Agreement and (f) the Indemnification Agreement.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes; and (b) orders, decisions, judgments, awards or decrees, in each case of any Governmental Authority of the United States of America, Canada, Japan or other applicable jurisdictions.

“Appraiser” has the meaning set forth in Section 5.3.2(a).

“Arbitration Party” has the meaning set forth in Section 22.2.1.

“Assignment Agreement” has the meaning set forth in Section 16.4.4.

“BDO” means 1,4 Butanediol and Tetrahydrofuran (THF) produced from BSA using the DuPont Technology.

“BioAmber” has the meaning set forth in the preamble hereof.

“BioAmber IP” means all Intellectual Property Rights owned, co- or jointly owned, or held by BioAmber or its Affiliates that are necessary, useful or otherwise related to the operation of the Business.

“BioAmber IP Agreements” means any and all Contracts concerning Intellectual Property Rights that are necessary, useful or otherwise related to the operation of the Business to which BioAmber or any BioAmber Affiliate is a party or beneficiary, or by which BioAmber or any BioAmber Affiliate, or any of its properties or assets, may be bound, including: (a) licenses of Intellectual Property Rights by BioAmber or any BioAmber Affiliate to any third party, (b) licenses of Intellectual Property Rights by any third party to BioAmber or any BioAmber Affiliate, (c) Contracts between BioAmber or any BioAmber Affiliate and any third party relating to the transfer, development, maintenance or use of Intellectual Property Rights, (d) covenants not to sue under or releases from any claim of damages for infringement, unauthorized use or disclosure, or misappropriation of any third party’s Intellectual Property Rights and (e) Consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Intellectual Property Rights.

“BioAmber Lux” has the meaning set forth in the preamble hereof.

“BioAmber Parties” has the meaning set forth in the preamble hereof.

“BioAmber Right to Approve” has the meaning set forth in Section 8.1.2.

“BioAmber Services Agreement” has the meaning set forth in Section 16.4.2.

“BioAmber Technology” means the BioAmber IP and the Licensed IP.

“BioAmber Triggering Event” has the meaning set forth in Section 11.2.1.

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“BioAmber Triggering Event Notice” has the meaning set forth in Section 11.3.1.

“Board” means the board of directors of the Company.

“Books and Records” has the meaning set forth in Section 9.2.1.

“Book Value” means, with respect to a Share, the aggregate book value of the Company’s net assets (calculated as the Company’s total assets minus its total liabilities) based on the balance sheet of the Company for the last Financial Year, or latest complete quarter or month, whichever is most recent, divided by the number of outstanding Shares.

“BSA” means bio-based succinic acid.

“Business” has the meaning set forth in Section 3.1.

“Change of Control” with respect to a Person means the occurrence of any of the following events: (a) the acquisition by any other Person or group of Persons, through any transaction or series of related transactions, of Control of such Person; (b) such Person consolidates with, or merges with or into, another Entity, whether or not such Person is the surviving Entity of such transaction, unless immediately after such consolidation or merger the Person or group of Persons who Controlled such Person immediately prior to the transaction Control such surviving Entity; or (c) a sale or other transfer of all or a substantially all of the assets or business of such Person. In addition, a “Change of Control” with respect to BioAmber Lux (or any Permitted Transferee thereof) shall be deemed to occur if BioAmber sells or otherwise transfers all or substantially all of its BSA-related assets or business (including the BioAmber Technology).

“Charter Documents” of any Person means such Person’s articles of incorporation, certificate of formation, memorandum or articles of association, by-laws or equivalent governing or organizational documents.

“Closing Documents” has the meaning set forth in Section 1.2.6.

“Company” has the meaning set forth in the preamble hereof.

“Company Counsel” has the meaning set forth in Section 1.2.6.

“Company Valuation” has the meaning set forth in Section 5.3.2.

“Confidential Information” means all Trade Secrets and other confidential and/or proprietary information of a Person, including business, technical, or financial information relating to the matters contemplated hereby, the terms or existence of this Agreement or other matters relating to the operation of the Business contemplated hereby.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including by or from any Governmental Authority)

“Construction Budget and Schedule” has the meaning set forth in Section 3.3.

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“Contract” means any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

“Contribution Notice” has the meaning set forth in Section 5.2.1.

“Control” of a Person (and, with correlative meaning, “Controls” and “Controlled”) means (i) the ownership of a majority of the voting securities of such Person or (ii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Securities, by Contract or otherwise.

“Copyrights” means all copyrights and copyrightable works, and applications for registration thereof, including all rights of authorship, publication, reproduction, distribution, performance and transformation and moral rights, together with all other interests accruing by reason of international copyright conventions.

“Co-Sale Right” has the meaning set forth in Section 11.3.2.

“Defaulting Shareholder” means a Shareholder in respect of whom an Event of Default has occurred and is continuing.

“Default Option Exercise Notice” has the meaning set forth in Section 18.2.3.

“Defending Party” has the meaning set forth in Section 22.2.5.

“Director” means a member of the Board.

“Disclosing Party” has the meaning set forth in Section 23.14.1.

“Dispute” has the meaning set forth in Section 22.1.

“Dissolution Event” has the meaning set forth in Section 19.1.

“Dissolution Notice” has the meaning set forth in Section 19.1.

“Dollars” or “$” refers to lawful currency of Canada.

[***]

“Drag-Along Expiration Date” has the meaning set forth in Section 11.2.1.

“Drag-Along Right” has the meaning set forth in Section 11.2.1.

“Dupont” means E. I. du Pont de Nemours.

“DuPont Technology” means all Intellectual Property Rights licensed or sublicensed by Dupont to BioAmber or a BioAmber Affiliate that are necessary or useful to or otherwise used in connection with the production of BDO, including all Patents and other Intellectual Property Rights licensed to BioAmber S.A.S. under the License Agreement, dated as of June 28, 2010, between DuPont and BioAmber S.A.S.

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“Encumber” and “Encumbrance” have the respective meanings set forth in Section 10.2.1.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

“EPC Contract” means the engineering, procurement and construction contract to be entered into between the Company and the EPC Firm in respect of Phase I of the Initial Plant consisting of the construction of the initial phase of the Initial Plant having an initial annual capacity of 17,000 MT of BSA.

“EPC Firm” means the engineering, procurement and construction firm retained by the Company for the construction of the Initial Plant pursuant to the EPC Contract.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, issued share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, issued share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“Escrow Release Time” has the meaning set forth in Section 1.2.6.

“Event of Default” has the meaning set forth in Section 18.1.1.

“Fair Market Value” means fair market value.

“Financial Statements” means the financial statements of the Company.

“Financial Year” means the financial or fiscal year of the Company, which shall end on December 31 of each year.

“Financing Share Price” has the meaning set forth in Section 5.3.2.

“First Disbursement” has the meaning set forth in Section 1.2.6.

“Governmental Approval” means any: permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by any Governmental Authority.

“Governmental Authority” means (a) any government or political subdivision thereof (including any state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature); (b) any department, agency or instrumentality of any government or political subdivision thereof; (c) any court or arbitral tribunal; and (d) the governing body of any securities exchange, in each case having competent jurisdiction.

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“Government Finance Agreements” has the meaning set forth in Section 17.1.8.

“Hazardous Material” means any substance, chemical, compound, pollutant, waste or other material that is listed, defined or otherwise identified as hazardous, toxic, reactive, infectious, carcinogecic, mutagenic or dangerous under any Applicable Law.

“ICC” means the International Chamber of Commerce.

“ICC Rules” has the meaning set forth in Section 22.2.1.

“IFRS” means the international accounting standards or the international financial reporting standards prescribed by the International Accounting Standards Board and its successors.

“Indemnification Agreement” has the meaning set forth in Section 8.2.13.

“Initial Plant” has the meaning set forth in Section 3.1.

“Initial Plant Site” has the meaning set forth in Section 17.1.16.

“Intellectual Property Rights” means all right, title, and interest arising from or in respect of any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (a) all Patents; (b) all Trademarks; (c) all Copyrights; (d) Trade Secrets or Know-how; and (e) all rights, benefits, privileges, causes of action, and remedies relating to any of the foregoing, whether before or hereafter accrued, including the exclusive rights to apply for and maintain all registrations, renewals, and extensions, to sue for all past, present, and future infringements, unauthorized uses or disclosures, or misappropriations of any rights relating thereto, and to settle and retain proceeds from any such actions.

“Issuance Notice Period” has the meaning set forth in Section 14.3.

“IPO” means an initial public offering of Equity Securities pursuant to a prospectus, an effective registration statement, a listing agreement or otherwise in any jurisdiction.

“Joinder Agreement” has the meaning set forth in Section 23.16.

“Know-how” means all title, right and interest in all Trade Secrets, ideas, methods, concepts, proprietary techniques, processes, formulae, specifications, inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), business and other methodologies, scientific, technical, research, development, engineering and business information, and other know-how, including all Trade Secret rights arising under any law, including common law, state law, federal law or laws of foreign countries, other than Copyrights, Patents and Trademarks.

“Lenders” means any third-party lenders of the Company.

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“Licensed IP” means any and all Intellectual Property Rights that BioAmber or its Affiliates are licensed or otherwise permitted by other Persons to use under the BioAmber IP Agreements that are necessary, useful or otherwise related to the operation of the Business.

“Loss” means any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any attorney’s, accountant’s, expert’s or other advisor’s fees, costs and expenses), charge, cost (including any cost of investigation) or expense of any nature, whether or not involving a third-party claim.

“Mitsui” has the meaning set forth in the preamble hereof.

“Mitsui Maximum Commitment” has the meaning set forth in Section 5.1.5.

“Mitsui Services Agreement” has the meaning set forth in Section 16.4.3.

“NatureWorks” means NatureWorks LLC.

“Offered Shares” has the meaning set forth in Section 11.1.1.

“Offering Shareholder” has the meaning set forth in Section 11.1.1.

“Offering Shareholder Terms” has the meaning specified in Section 11.1.4.

“Offer Notice” has the meaning set forth in Section 11.1.2.

“Operational Date” means the date on which (i) the physical facilities of the Initial Plant have been constructed, installed, commissioned and become operational and (ii) the Initial Plant has had a period of ten (10) days of continuous operation.

“Oversubscription Rights” has the meaning set forth in Section 14.1.

“party” means any signatory to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

“Patents” means all patent rights, title and interests in and to all letters patent and rights accorded under patent law systems, utility models, and applications therefor, including continuations, divisionals, continuations-in-part, reissues, reexaminations, substitutions, renewals, and extensions thereof, foreign counterparts thereto, and patents issuing thereon.

“PBS” means a polymer comprised primarily of residues of diacids and diols, wherein the diacid component comprises at least 65% by mole of BSA and the diol component comprises at least 65% by mole of BDO.

“Permitted Issuance” has the meaning set forth in Section 14.1.

“Permitted Transferee” has the meaning set forth in Section 10.2.3.

“Person” means any individual, Entity or Governmental Authority.

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“Petitioning Party” has the meaning set forth in Section 22.2.5.

“Plant Manager” has the meaning set forth in Section 8.1.2(f).

“Preemptive Rights” has the meaning set forth in Section 14.1.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“Proposed Issuance” has the meaning set forth in Section 14.2.

“Proposed Recipient” has the meaning set forth in Section 14.1.

“Pro Rata Share” means, with respect to a Shareholder, the proportion that the number of Shares held by such Shareholder (together with any Permitted Transferee thereof) bears to the aggregate number of Shares held by all Shareholders.

“Provisional Remedy” has the meaning set forth in Section 22.2.6.

“PTT-MCC Biochem” means PTT MCC Biochem Ltd.

“Receiving Party” has the meaning set forth in Section 23.14.1.

“Registered IP Assets” means Patents, registered Trademarks, and registered Copyrights, including any pending applications for any of the foregoing owned by BioAmber or any of its Affiliates.

“Release Conditions” has the meaning set forth in Section 1.2.6.

“ROFO Exercise Notice” has the meaning set forth in Section 11.1.3.

“Secretary” means the secretary of the Company.

“Shareholder” means (i) BioAmber Lux, (ii) Mitsui or (iii) any other Person who becomes a holder of Shares in accordance with the terms of this Agreement and executes a Joinder Agreement, in each case for so long as such Person remains a holder of any Shares.

“Shares” means all ordinary shares in the share capital of the Company that may be authorized and issued from time to time.

“Subscription Agreements” has the meaning set forth in the recitals hereof.

“Supply Contracts” means the Contracts set forth in Schedule 16.5, as such Schedule may be amended from time to time as provided herein.

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“Technology License Agreement” means that certain Process and Technology License Agreement, dated as of the date hereof, among BioAmber, BioAmber Lux, as licensor, and the Company, as licensee, in respect of the production of BSA and BDO.

“Third Party Acquirer” has the meaning set forth in Section 11.2.1.

“Trademark License Agreement” has the meaning set forth in Section 16.4.1.

“Trademarks” means all trademarks, service marks, trade names, service names, brand names, trade dress, together with the goodwill associated with any of the foregoing, and all applications, ITU Applications, registrations and renewals thereof.

“Trade Secrets” means any trade secrets or similar forms of protection for confidential information, including invention disclosures, formulae, recipes, specifications (including information regarding materials, ingredients, tools, apparatus, sources, vendors), procedures, processes, methods, techniques, ideas, creations, inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), improvements, know-how, research and development, technical data, designs, models, algorithms, subroutines and similar confidential information.

“Transfer” has the meaning set forth in Section 10.2.1.

“Transfer Negotiation Period” has the meaning set forth in Section 11.1.3.

“Transferring Shareholder” has the meaning set forth in Section 11.1.1.

“Transfer Terms” has the meaning set forth in Section 11.1.3.

“Tribunal” has the meaning set forth in Section 22.2.3.

“Valuation Deadline” has the meaning set forth in Section 5.3.2.

1.2. Interpretation.

1.2.1. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, in each case shall refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. Whenever the words “include,” “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of like import. The term “or,” as used herein, is not exclusive. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

1.2.2. Any reference to a statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted and to any applicable rules or regulations promulgated thereunder. Any reference to any agreement or document (including this Agreement) shall be construed as a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms.

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1.2.3. Any reference to any Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

1.2.4. Each party has participated in the drafting of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

1.2.5. All references in this Agreement to “Section,” “Exhibit”, “Schedule” or “Annex” (or similar references) shall be deemed to be references to a section of, or exhibit, schedule or annex to, this Agreement, unless the context otherwise requires. Headings set forth in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

1.2.6 Closing in Escrow; Deliveries; Release from Escrow. This Agreement, the Technology License Agreement, the Subscription Agreements and the documents listed or referred to under Sections 8(c), 8(d) and 8(e) of the respective Subscription Agreements are referred to collectively herein as the “Closing Documents”. BioAmber Lux, Mitsui and the Company recognize that, subject to the delivery of the First Disbursement (as defined in this Section 1.2.6) and to the escrow provisions of this Section 1.2.6, to their respective knowledge, the closing conditions set forth at Sections 8 and 9 of their respective Subscription Agreements are satisfied and, accordingly, the Initial Closing (as defined in the Subscription Agreements) is completed and the Initial Closing Date (as defined in the Subscription Agreements) is November 2, 2011. The Closing Documents shall be held in escrow by Boivin Desbiens Senécal, g.p., as Company counsel (the “Company Counsel”), and may not be released to any party, until the earlier of: (a)(i) the receipt by Company Counsel in trust (or directly by the Company, if so agreed by the relevant parties) of the first disbursement of each applicable party’s initial capital contribution as set forth in Schedule 5.1 ($7,000,000 for BioAmber Lux and $3,000,000 for Mitsui) (the “First Disbursement”), which each of BioAmber Lux and Mitsui agree to provide to Company Counsel (or directly to the Company) at the latest on 5:00 p.m. New York City time on November 30, 2011, notwithstanding the fact that this Agreement and the Subscription Agreements are subject to escrow pursuant to the terms of this Section 1.2.6, but provided that the event described in the succeeding clause (ii) has occurred and (ii) the execution and delivery by all parties thereto of the Government Finance Agreements listed under subsection B) of Schedule 17.1.8 (the foregoing clauses (i) and (ii), collectively, the “Release Conditions”), and (b) 5:00 p.m. New York City time on November 30, 2011, unless another time or date is agreed to in writing by BioAmber Lux and Mitsui and notified to Company Counsel (the “Escrow Release Time”). On the Escrow Release Time, subject to the satisfaction (or waiver by BioAmber Lux and Mitsui) of the Release Conditions, Company Counsel shall release the Closing Documents in its possession from escrow to their intended recipients and remit the First Disbursement in its possession (if any) to the Company. In the event that, as of the Escrow Release Time, the Release Conditions are not satisfied, Company Counsel shall so notify each of BioAmber Lux and Mitsui and request instructions in respect of the Closing Documents and the First Disbursement in its possession (if any). If so requested by either of such parties, Company Counsel shall forthwith return to BioAmber Lux and Mitsui their respective share of the First Disbursement and the Closing Documents received from each of them (if any), it being understood that, in such event, this Agreement shall thereafter be deemed null and void ab initio (except for any rights or obligations thereupon accrued under this Section 1.2.6).

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2.	THE COMPANY

2.1. Formation. The BioAmber Parties have formed the Company as a Canadian corporation in accordance with Applicable Law and subject to the terms and conditions set forth in this Agreement.

2.2. Name. The name of the Company shall be Bluewater Biochemicals Inc. unless changed by mutual agreement of the Shareholders. It is the intent of the Shareholders to change the name of the Company to “BioAmber Sarnia Inc.” prior to commencing operations at the Initial Plant. All business of the Company shall be conducted in the name of the Company.

2.3. Principal Place of Business. The Company’s principal place of business shall be 1265 Vidal Street South, Sarnia, Ontario N7T 7M2 unless changed to a different location by mutual agreement of the Shareholders (it being understood that the foregoing address may change once the Initial Plant is built, as such address is the current address of the landlord of the site on which the Initial Plant will be built).

2.4. Subsidiaries; Shareholders. The Company shall have no subsidiaries except if and to the extent agreed by all of the Shareholders. The Company shall have no Shareholders (other than the then-current Shareholders) except as expressly permitted by this Agreement or as all of the Shareholders may otherwise agree.

2.5. Foreign Qualification. Prior to the Company conducting business in any jurisdiction in which it is required, as a result of such activities, to qualify to do business, the Company shall comply with all requirements necessary to qualify it to do business in such jurisdiction. Each Shareholder shall execute and deliver any certificates and other instruments that are necessary or appropriate for the Company to qualify and continue to do business as a foreign entity in such jurisdiction.

2.6. Term. The Company shall continue in existence from its date of formation until its dissolution in accordance with the provisions of this Agreement, its Charter Documents and Applicable Law.

3.	BUSINESS OF THE COMPANY

3.1. Business. The business of the Company (the “Business”) shall be to finance, build and operate a plant in Sarnia, Ontario, Canada to produce and sell BSA and BDO using the BioAmber Technology, and having the capacity (including expanded capacity) contemplated by Section 3.2 (the “Initial Plant”).

3.2. Initial Plant Commission and Capacity. As of the date hereof, the Shareholders’ present expectation is that the Initial Plant will be commissioned by the end of the second quarter of 2013 with an initial annual capacity of approximately 17,000 MT of BSA, and that the Initial Plant will be expanded in 2014 and 2015 to eventually produce a total of 34,000 MT of BSA and, subject to confirmation of feasibility of the relevant technology, 23,000 MT of BDO annually.

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3.3. Initial Plant Construction Budget and Schedule. The budget and schedule for the construction of the Initial Plant is attached hereto as Schedule 3.3 (the “Construction Budget and Schedule”).

4.	ADDITIONAL PLANTS

4.1. Additional Plants. In addition to the Initial Plant, the BioAmber Parties and Mitsui intend to build and operate two (2) additional plants to produce and sell BSA and BDO using the BioAmber Technology (collectively, the “Additional Plants”), as follows:

4.1.1. Thailand Additional Plant. The first of the Additional Plants to be located in Thailand, with a target annual capacity of 65,000 MT of BSA and 50,000 MT of BDO, or a combination thereof as the applicable parties may agree. The BioAmber Parties and Mitsui may consider the possibility of building this Additional Plant in cooperation with PTT-MCC Biochem, if mutually acceptable terms therefor can be agreed, including PTT-MCC Biochem securing an agreed portion of the off-take of BSA and possibly BDO produced by such Additional Plant.

4.1.2. U.S.A./Brazil Additional Plant. The second of the Additional Plants, with a target annual capacity of 65,000 MT of BSA and 50,000 MT of BDO, or some combination thereof as the applicable parties may agree, to be located in either: (a) [***], U.S.A., [***]; or (b) Brazil, [***].

4.2. Construction of Additional Plants. The BioAmber Parties and Mitsui shall discuss in good faith the construction and operation of the Additional Plants, according to terms and conditions between them similar to those applicable to the Initial Plant or as such parties may otherwise agree. The BioAmber Parties and Mitsui will consider the possibility of seeking the participation of a local equity partner that can provide access to feedstock, offer operational capabilities or enter into a meaningful off-take agreement in respect of the output of the applicable Additional Plant.

4.3. PBS Technology. If the BioAmber Parties and Mitsui agree to jointly develop either or both of the Additional Plants, BioAmber may seek to secure rights to PBS technology in order to carry out integrated manufacturing of PBS at the applicable Additional Plant(s) through: (i) a partnership with PTT-MCC Biochem; (ii) a license from PTT-MCC Biochem; (iii) a sub-license from a licensee of PTT-MCC Biochem, such as [***]; or (iv) a partnership with, or license from, another PBS technology provider. The BioAmber Parties and Mitsui shall negotiate in good faith Mitsui’s eventual involvement in PBS manufacturing.

4.4. Non-Binding Provisions. Notwithstanding anything herein to the contrary, the provisions of each of Sections 4.1, 4.2 and 4.3 are a statement of intent only and are not, and shall not be deemed to be, binding obligations of either of the BioAmber Parties or Mitsui. Without limiting the generality of the foregoing, as between such parties, none of the BioAmber Parties nor Mitsui shall have any obligation in respect of the construction of any of the Additional Plants, which construction is subject to, among other things, satisfactory market feasibility studies, agreement on capital budgets and obtaining necessary internal approvals, all at the sole discretion of each such party.

4.5. Exclusivity. For a period of three (3) years from the date hereof (which period may be extended upon mutual agreement by BioAmber and Mitsui), none of the BioAmber Parties nor Mitsui shall, and each such party shall cause its Affiliates not to, without the prior written consent of BioAmber (in the case of Mitsui) or Mitsui (in the case of the BioAmber Parties), discuss, engage in negotiations or enter into any Contract with any other Person in connection with such Person’s participation in the development of either or both of the Additional Plants. Notwithstanding the preceding sentence, in the event that Mitsui shall have elected not to participate in the first Additional Plant, Mitsui shall relinquish its right to participate in the second Additional Plant and BioAmber shall thereupon be free to discuss and negotiate with any other Person and enter into such Contracts as it may choose with other Persons in respect of their participation in either or both of the Additional Plants. For purposes of the preceding sentence, Mitsui shall be deemed to have “elected” not to participate in the first Additional Plant if it (x) provides written notice to BioAmber expressly declining to participate in the development of such Additional Plant or (y) fails to respond to any bona fide written proposal by BioAmber in respect of the development of such Additional Plant within thirty (30) days after its receipt thereof (it being understood, for the avoidance of doubt, that Mitsui’s submission of a counterproposal shall not be deemed a failure to respond).

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5.	FINANCING OF THE COMPANY

5.1. Financing Commitments of the Shareholders.

5.1.1. BioAmber Lux Initial Capital Contribution. BioAmber Lux shall provide to the Company an aggregate initial capital contribution of $35,000,000 (or any lesser amount as may be determined by the Board pursuant to clause (ii) below), in consideration of the issuance of BioAmber Lux’s Shares set forth opposite its name in Schedule 5.1, to be disbursed as follows: (i) as provided in its Share Subscription Agreement, $7,000,000, and (ii) within seven (7) days following any resolution by the Board to such effect communicated in writing to the Shareholders, one or more additional disbursements not to exceed $28,000,000 in the aggregate; provided, that in order to make any capital call pursuant to the foregoing clause (ii), the Board shall make a simultaneous capital call from Mitsui pursuant to Section 5.1.2(ii) in such amount that would allow Mitsui to preserve its Pro Rata Share after giving effect to the capital call made from BioAmber Lux.

5.1.2. Mitsui Initial Capital Contribution. Mitsui shall provide to the Company an aggregate initial capital contribution of $15,000,000 (or any lesser amount as may be determined by the Board pursuant to clause (ii) below), in consideration of the issuance of Mitsui’s Shares set forth opposite its name in Schedule 5.1, to be disbursed as follows: (i) as provided in its Share Subscription Agreement,, $3,000,000, and (ii) within seven (7) days following any resolution by the Board to such effect communicated in writing to the Shareholders, one or more additional disbursements not to exceed $12,000,000 in the aggregate; provided, that in order to make any capital call pursuant to the foregoing clause (ii), the Board shall make a simultaneous capital call from BioAmber Lux pursuant to Section 5.1.1(ii) in such amount that would allow BioAmber Lux to preserve its Pro Rata Share after giving effect to the capital call made from Mitsui.

5.1.3. Additional Shareholder Capital Contributions. If requested by the Board pursuant to a capital call in writing made to all, but not less than all, of the Shareholders as a result of the aggregate amounts payable in respect of the EPC Contract exceeding $70,000,000, each of BioAmber Lux and Mitsui shall provide to the Company an additional capital contribution equal to up to $9,800,000 and $4,200,000, respectively, in each case within thirty (30) days of the date of such capital call (or such longer period as the Board may determine, which period shall apply equally to all Shareholders), it being understood that, subject to the foregoing respective maximum amounts, any such additional capital contribution requested by the Board shall be allocated between the Shareholders in accordance with their respective Pro Rata Shares.

5.1.4. Loan Guarantees. Subject to Section 5.4, if requested by the Board pursuant to a written request made to all, but not less than all, of the Shareholders, each of BioAmber Lux and Mitsui shall provide guarantees in favor of Lenders in respect of loans provided by such Lenders to the Company up to an aggregate amount equal to $10,500,000 and $4,500,000, respectively, in each case within thirty (30) days of the date of such request (or such longer period as the Board may determine, which period shall apply equally to all Shareholders), it being understood that, subject to the foregoing respective maximum amounts, (i) any such guarantees requested by the Board shall be allocated between the Shareholders in accordance with their respective Pro Rata Shares and (ii) if and to the extent that any such Lender so requests, such guarantees shall be provided by BioAmber on behalf of BioAmber Lux, which guarantees so provided by BioAmber shall be deemed to have been allocated to BioAmber Lux’s Pro Rata Share. In the event that Mitsui and BioAmber Lux

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(and/or BioAmber) provide guarantees in favor of Lenders according to the terms of this Section 5.1.4, the Company shall pay to each of Mitsui and BioAmber Lux (and/or BioAmber) an annual fee in respect of their respective guarantees of the loans provided by such Lenders in the amounts and pursuant to such terms as Mitsui and BioAmber mutually agree.

5.1.5 . Mitsui Maximum Commitment. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall Mitsui be obligated to provide capital contributions, guarantees or other financial support to or on behalf of the Company pursuant to this Section 5.1, Section 5.2 or otherwise if and to the extent that the amount of such capital contributions or exposure under such guarantees or other financial support, together with all amounts previously financed by (and not repaid to) Mitsui and all amounts for which Mitsui is then currently exposed with respect to guarantees or other financial support, exceed $23,700,000 (the “Mitsui Maximum Commitment”). For further clarity, however, Mitsui shall have the right, in its sole discretion, to provide up to its Pro Rata Share of any financial support requested by the Board in excess of the Mitsui Maximum Commitment.

5.2. Additional Financial Contributions.

5.2.1. Additional Contributions. If the Board determines that the Company requires financial contributions in excess of the commitments set forth in Section 5.1, in the form of equity, loans, guarantees or otherwise (any such financial contribution, an “Additional Contribution”), it shall provide written notice thereof to each Shareholder, setting forth the nature, amount and other relevant terms of the Additional Contribution (a “Contribution Notice”). The Shareholders shall thereupon engage in good faith discussions in respect of such Additional Contribution, including the terms and intended purpose thereof, for a period of fifteen (15) days (or such other period as the Shareholders may mutually agree) after the date the Board delivered to the Shareholders the relevant Contribution Notice, and the Board shall implement any agreement in respect of such Additional Contribution that the Shareholders may thereby reach. Subject to the preceding sentence, each Shareholder shall have the right, but not the obligation, to contribute up to its Pro Rata Share of any Additional Contribution, within thirty (30) days after the expiration of the fifteen (15) day period (or such other period as the Shareholders may mutually agree) referred to in the preceding sentence (subject to such additional period of time as may be necessary to determine the applicable per Share price in accordance with Section 5.3.2, if applicable).

5.2.2. Shortfall. In the event that (i) the Board issues a Contribution Notice for an Additional Contribution in the form of equity, (ii) either Shareholder contributes less than its full Pro Rata Share of such Additional Contribution within the applicable period therefor and (iii) the other Shareholder contributes its full Pro Rata Share of such Additional Contribution within the applicable period therefor, then such contributing Shareholder shall have the right, but not the obligation, to provide funds to the Company up to the amount not contributed by the other Shareholder. In such event, the Company shall issue additional Shares to the contributing Shareholder, and the respective Pro Rata Shares of the Shareholders shall be adjusted, in accordance with Section 5.3. For the avoidance of doubt, any reduction in Mitsui’s Pro Rata Share pursuant to this Section 5.2.2 shall proportionally reduce Mitsui’s economic right to receive dividends or other distributions from the Company but shall not reduce or otherwise affect in any manner whatsoever any other rights of Mitsui hereunder, including its rights under Section 8.

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5.3 . Share Valuation.

5.3.1 . Valuation Pre-Operational Date. For any capital call made by the Board to be funded prior to the Operational Date, the price per Share to be issued pursuant to such capital call shall be equal to the per Share purchase price for the Shares acquired by Mitsui and BioAmber Lux pursuant to the Subscription Agreements, which price is equal to $10 per Share.

5.3.2 . Valuation Post-Operational Date. Except as otherwise set forth in the Subscription Agreements for any Shares issued thereunder on or after such date, for any capital call made by the Board to be funded on or after the Operational Date, the Shareholders shall discuss and negotiate in good faith on a valuation of the Company (as of the date of the applicable capital call notice) for the purpose of determining the price per Share to be issued in the applicable capital call (each, a “Company Valuation”), and such price per Share shall be equal to the quotient of such Company Valuation and the total number of then-issued and outstanding Shares (the “Financing Share Price”). If the Shareholders are unable to agree on the Company Valuation within thirty (30) days, or such other period as agreed by the Shareholders, after receipt of the applicable capital call notice (the “Valuation Deadline”), then the Financing Share Price shall be equal to the Fair Market Value of the Shares as of the date of such capital call notice and shall be determined by an appraisal as follows:

(a) the Shareholders shall discuss in good faith with a view to agreeing on the appointment of an independent investment bank or independent accounting firm of recognized international standing (the “Appraiser”), and if the Shareholders reach agreement on the appointment of the Appraiser within thirty (30) days after the Valuation Deadline, such Company Valuation shall be determined by the Appraiser in accordance with clauses (b) and (c) immediately below. If the Shareholders are unable to reach agreement on and appoint the Appraiser within thirty (30) days after the Valuation Deadline, then the Appraiser shall be appointed by the International Centre for Expertise in accordance with the provisions for the appointment of experts under the Rules for Expertise of the ICC. The cost, fees and expenses incurred in connection with the appointment of the Appraiser shall be borne equally between the Shareholders.

(b) The parties agree that the basis for determining the Fair Market Value shall be the price that would be paid in an arm’s-length sale between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

(c) The Appraiser shall submit its appraisal report to each of the Shareholders and the Company within thirty (30) days after the date of its appointment. The appraisal set forth in such appraisal report shall be the definitive Fair Market Value of the Shares, and it shall be final and binding on the Shareholders for the purposes of this Section 5.3.2.

5.4 . Guarantees. Any obligations of the Shareholders (or BioAmber, as the case may be) in respect of third parties (whether arising from loan guarantees pursuant to Section 5.1.4 or otherwise) shall be on a several or individual basis and not on a joint or collective basis, and no Shareholder shall be liable to third parties in respect of any obligation of any other Shareholder (or BioAmber, as the case may be).

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6.	NON-FINANCIAL CONTRIBUTIONS

6.1 . BioAmber Non-Financial Contributions. BioAmber shall make available to the Company the following functions and capabilities: (i) application development and technical sales support; (ii) hiring and training of plant personnel; and (iii) oversight of the EPC Contract.

6.2 . Mitsui Non-Financial Contributions. Mitsui shall make available to the Company the following functions and capabilities: (i) know-how regarding shipping and logistics, warehousing, credit checks, freight insurance, and trade finance globally; (ii) facilitation of potential sales in Asia; and (iii) support in implementing the Company’s internal control systems.

6.3 . Provision of Non-Financial Contributions. The functions and capabilities referred to in Sections 6.1 and 6.2 shall be provided by each of BioAmber and Mitsui to the Company (a) by appointing appropriate Directors at no cost to the Company (other than as set forth in Section 8.2.12); (b) by seconding to the Company personnel of such party, on terms, including costs to be charged to the Company, to be agreed (subject to Section 8.1.3); or (c) as BioAmber, Mitsui and the Company may otherwise agree.

7.	REDUCTION/TERMINATION OF CONTRIBUTIONS

7.1 . Reduction/Termination of Contributions. In the event of a reduction of any Shareholder’s Pro Rata Share, the obligation of such Shareholder (or BioAmber, as contemplated by Section 5.1.4) to provide (a) loan guarantees pursuant to Section 5.1.4 or (b) any other form of financial support (including loans) to the Company shall be proportionally reduced or terminated, as applicable, to the extent of any such reduction (it being understood that BioAmber’s obligation to provide any financial support to the Company shall be so reduced or terminated to the extent of any reduction in BioAmber Lux’s Pro Rata Share).

7.2 . Termination of Secondments/Assignments. In the event that a Shareholder shall hold no Equity Securities of the Company, any personnel then seconded or otherwise assigned to the Company by such Shareholder shall be released from such secondment or assignment, simultaneously with, or as promptly as practicable after, the date on which such Shareholder ceases to hold any such Equity Securities.

7.3 . Action by the Parties. If and to the extent required pursuant to such Sections, the parties shall take all action necessary to effect the reduction/termination of financial support obligations and the release of seconded/assigned personnel contemplated by Sections 7.1 and 7.2 (including by providing replacement guarantees or otherwise). In furtherance, and without limiting the generality, of the foregoing, the parties also agree that if Mitsui shall hold no Equity Securities of the Company, then BioAmber Lux hereby undertakes to deploy its best efforts in order to obtain from the concerned Lenders a complete release for any guarantee granted by Mitsui in connection with any loan provided by such Lenders to the Company.

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8.	MANAGEMENT OF THE COMPANY

8.1 . Shareholders.

8.1.1 . Voting. Each Shareholder shall vote its Shares at all ordinary or extraordinary meetings of Shareholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement. Except as otherwise provided for herein or by Applicable Law, the adoption of any resolution at a Shareholders’ meeting shall require the affirmative vote of a simple majority of the then-issued and outstanding voting Shares.

8.1.2 . Actions Requiring Unanimous Shareholder Consent Subject to BioAmber Lux’s Final Approval. Subject to Section 18.1.2, the following actions are subject to, and the Company shall not take any such action without first obtaining, the prior written consent of each Shareholder:

(a) the entering into any Contract (other than the EPC Contract, which is subject to clause (e) immediately below) by the Company to effect any capital expenditure, for expansion, improvement or any other reason;

(b) any modification of the Company’s business plan;

(c) the approval of any annual budget of the Company (or any modification thereof);

(d) the execution of any raw material or utility supply Contract for the Initial Plant;

(e) the selection of the EPC Firm and the terms and conditions of the EPC Contract (and any amendment thereof or waiver of any right thereunder); and

(f) the hiring and firing of personnel in management positions at the Initial Plant, and the approval of annual performance reviews and the compensation of such personnel. For these purposes, “management positions” consists of the manager of the Initial Plant (the “Plant Manager”) and all persons reporting directly to the Plant Manager;

provided, that if the Shareholders are unable to agree on any such action within thirty (30) days after the Board submits, in writing, such action for approval of the Shareholders (which submission shall set forth, in reasonable detail, a description of the proposed action, the purpose and other relevant terms thereof), such proposed action shall be submitted by the Shareholders for further discussion to their respective designated senior representatives, who shall have authority to reach an agreement on behalf of the applicable Shareholder. If such designated senior representatives remain unable to reach an agreement within thirty (30) days after the date on which the proposed action was submitted to them, BioAmber Lux shall have the right to approve, and upon receipt of such approval the Company shall adopt, such action without Mitsui’s approval (the “BioAmber Right to Approve”).

8.1.3 . Actions Requiring Unanimous Shareholder Consent. Subject to Section 18.1.2, the following actions are subject to, and the Company shall not take any such action without, the prior written consent of each Shareholder:

(a) any change in any service or royalty fee paid by the Company to BioAmber or any Affiliate thereof;

(b) subject to Section 19, the dissolution, liquidation or winding up of the Company (or any action for such purpose);

(c) the sale or purchase by the Company of any asset for an amount in excess of five hundred thousand Dollars ($500,000) or that is otherwise material to the Company (other than raw materials purchased, or inventory sold, in the ordinary course of business of the Company or as otherwise contemplated in an approved business plan or annual budget of the Company);

(d) any change in the scope of the Business;

(e) any change in the accounting principles or practices of the Company;

(f) any transaction between the Company and any Shareholder or Affiliate thereof other than (i) the issuance of Shares to the Shareholders pursuant to the terms of the Subscription Agreements or this Agreement, as applicable, and (ii) the transactions contemplated by the Ancillary Agreements in accordance with the respective terms and conditions thereof;

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(g) any borrowing or other incurrence of indebtedness of any kind, or the granting of any security or guarantees (unless contemplated by an approved business plan or annual budget of the Company);

(h) the making of loans or provision of guarantees or other financial support by the Company in favor of third parties;

(i) commencing, or making any significant decision relating to, any Proceeding outside the ordinary course of business of the Company;

(j) any change to the Company’s Charter Documents;

(k) any reorganization, amalgamation, merger or similar transaction by or involving the Company;

(l) the closure of, or cessation of activities at, the Initial Plant (other than temporary stoppages in the ordinary course of business of the Company); and

(m) any expenses of whatever nature incurred by the Company, until the time that all Governmental Approvals set forth in Schedule 17.1.7 that are necessary or required in connection with the ownership and use by the Company of its properties and assets and the operation of the Business are obtained.

8.1.4 . Meetings. The Board shall convene ordinary meetings of the Shareholders as required by Applicable Law and as set forth in the Company’s Charter Documents, and shall convene an extraordinary meeting of the Shareholders when requested by any Director (other than a Director nominated by a Defaulting Shareholder). All Shareholders’ meetings shall be conducted in accordance with the terms of this Agreement and the Company’s Charter Documents, and shall be presided over by the Chairman or, in his or her absence, any other Director elected to preside over the meeting by the then-attending Directors. The Board shall prepare the agenda for each Shareholders’ meeting and may provide a recommendation with respect to any business set forth on such agenda. The language for all Shareholders’ meetings shall be English, and all minutes and other documents presented to Shareholders shall be prepared in English.

8.1.5 . Notice. The Secretary shall give notice to the Shareholders (other than any Defaulting Shareholder) specifying the date and time for each Shareholders’ meeting, accompanied by an agenda specifying the business of such meeting; provided, that in the event the Secretary fails to timely provide such notice, the Director calling such meeting may provide such notice himself or herself. Not fewer than fourteen (14) days’ prior written notice from the Secretary shall be given to all Shareholders (other than any Defaulting Shareholder); provided, however, that such notice period may be reduced with the written consent of all Shareholders entitled to vote at such meeting.

8.1.6 . Quorum. Subject to Section 18.1.2, at any Shareholders’ meeting, presence of Shareholders holding at least seventy five percent (75%) of the then-issued and outstanding voting Shares shall constitute a quorum, subject to the following provisions of this Section 8.1.6. If such a quorum is not present within one (1) hour from the time appointed for the Shareholders’ meeting due to the absence of the duly authorized representative(s) of a Shareholder (the “Absent

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Shareholder”), the meeting shall be postponed to such place and time as the Chairman shall decide, which shall be no earlier than fourteen (14) days after written notice of such postponed meeting has been given to all Shareholders. If, at such postponed meeting, such quorum is still not present due to the continuing absence of the Absent Shareholder, the Shareholders present at such postponed meeting shall be deemed a quorum and may transact the business for which the postponed meeting was originally convened (except with respect to any action that may only be approved in accordance with Section 8.1.2 or 8.1.3).

8.1.7 . Shareholders’ Access. Each Shareholder (through its designated representatives) other than a Defaulting Shareholder, which shall not have such right, shall be entitled to examine the Books and Records of the Company and shall have reasonable access, at all reasonable times and with prior written notice, to any and all properties and assets of the Company (subject to standard security measures applicable at any such property).

8.1.8 . No Authority of Shareholders to Act on Behalf of Company. No Shareholder shall act as an agent of the Company or have any authority to act for or to bind the Company.

8.2 .. Board.

8.2.1 . Authority of the Board. Subject to the provisions of this Agreement (including Sections 8.1.2 and 8.1.3), the Company’s Charter Documents and Applicable Law, the management of the Company shall be exercised by the Board, which shall have full power and discretion to take all actions that it considers necessary or desirable in connection with the management of the Company.

8.2.2 . Number and Composition. The Board shall initially consist of five (5) Directors. BioAmber Lux shall have the right to nominate three (3) Directors and Mitsui shall have the right to nominate two (2) Directors. Each Shareholder shall vote its Shares for the appointment of any Director(s) nominated by the other Shareholder.

8.2.3 . Chairman. The Chairman shall be selected by a majority vote of the Directors then in office.

8.2.4 . Removal and Replacement of Directors. A Director shall be removed from the Board, with or without cause, only upon the affirmative vote of the Shareholders in accordance with this Section 8.2.4. Each Shareholder shall vote its Shares for the removal of a Director upon the written request of the Shareholder that nominated such Director. Otherwise, no Shareholder shall vote for the removal of any Director. In the event that any Director resigns or is removed in accordance with this Section 8.2.4, the Shareholder that nominated such Director shall have the right to nominate such Director’s successor or replacement, and such successor or replacement Director shall be nominated and elected on or as soon as practicable after the date of such resignation or removal.

8.2.5 . Directors’ Access. Each Director (other than a Director nominated by a Defaulting Shareholder, who shall not have such right) shall be entitled to examine the Books and Records of the Company and shall have reasonable access, at all reasonable times and with prior written notice, to any and all properties and assets of the Company (subject to standard security measures applicable at any such property).

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8.2.6 . Frequency and Location of Board Meetings; Deliberations. Meetings of the Board shall take place at least once each calendar quarter. Meetings shall be held in a location approved by all of the Directors or, failing such approval, at the principal place of business of the Company. All deliberations at Board meetings shall be held, and all resolutions shall be passed, in English.

8.2.7 . Notice. A Board meeting may be called by any Director (other than any Director nominated by a Defaulting Shareholder), by written notice to the Secretary specifying the date, time and agenda for such meeting. The Secretary shall, upon receipt of any such notice, provide a copy of such notice to all Directors (other than any Director(s) nominated by a Defaulting Shareholder), accompanied by an agenda specifying the business of such meeting and copies of all documents and other information materially relevant for such meeting; provided, that in the event the Secretary fails to timely provide such notice, the Director calling such meeting may provide such notice himself or herself. Not less than fourteen (14) days’ prior notice, delivered in writing, shall be given to all Directors (other than any Director(s) nominated by a Defaulting Shareholder); provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 8.2.8 and (ii) may be reduced with the written consent of all of the Directors entitled to vote at such meeting.

8.2.8 . Quorum. Subject to Section 18.1.2, attendance of at least one (1) Director nominated by BioAmber Lux and one (1) Director nominated by Mitsui shall be required to constitute a quorum for any meeting of the Board, subject to the following provisions of this Section 8.2.8. If such a quorum is not present within one (1) hour from the time specified for any duly called meeting, the meeting shall be postponed to such place and time as a majority of the then-attending Directors shall decide or, in the absence of such decision, as the Chairman shall decide, which shall be no earlier than seven (7) days after written notice of such postponed meeting has been given to all Directors, and, at any such postponed meeting, a quorum shall consist of, at least, a majority of the Directors.

8.2.9 . Voting. Subject to Section 18.1.2, at any Board meeting, each Director may exercise one (1) vote, and the adoption of any resolution of the Board shall require the affirmative vote of a simple majority of the Directors present at a duly constituted meeting of the Board.

8.2.10 . Means of Participation. To the extent permitted by Applicable Law, (i) Directors may participate in a Board meeting by telephone or video conference, provided that each Director can hear and be heard by all other Directors throughout the meeting, and (ii) participation by such means shall constitute presence for purposes of the quorum provisions of Section 8.2.8.

8.2.11 . Action by Written Consent. To the extent permitted by Applicable Law, any action that may be taken by the Directors at a duly constituted meeting may be taken by a written resolution (in one or more counterparts) signed by all the Directors entitled to vote at such meeting.

8.2.12 . No Compensation; Expenses. The Directors shall not receive any compensation from the Company for their service as Directors. The Company shall reimburse the Directors for their reasonable out-of-pocket expenses in connection with serving as Directors, including any travel, lodging and other costs of attendance at meetings of the Board.

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8.2.13 . Indemnification of Directors; Director Insurance. The Company shall indemnify and hold harmless each of the Directors, in accordance with the terms and subject to the conditions set forth in an indemnification agreement, which the Company and the Shareholders shall negotiate in good faith to execute as promptly as practicable after the date hereof (the “Indemnification Agreement”). As soon as practicable after the date hereof, the Company shall purchase, and maintain at all times, Director insurance (with the amount of the coverage determined by the Board) for all Directors, retroactive to the date of formation of the Company and payable to the Company as beneficiary.

8.3 . Officers. The Company shall have such officers as the Board may appoint from time to time, and all such officers shall be subject to removal at any time at the discretion of the Board. Such officers shall have such duties as may be delegated thereto by the Board and as are customarily possessed by officers in similar positions in the relevant jurisdiction (except as such duties may be restricted by the Board), subject to the provisions of this Agreement, the Company’s Charter Documents and Applicable Law.

8.4 . Plant Manager. The day-to-day operations of the Initial Plant shall be responsibility of the Plant Manager, who, subject to Section 8.1.2, shall be nominated by BioAmber Lux. The Plant Manager shall report directly to the Board.

8.5 . Secondment. Mitsui shall have the right, but not the obligation, to second and appoint a representative to the Company, and to remove any such appointed representative, in Mitsui’s discretion. Any such secondment shall be on such terms, including as to cost to be charged to the Company, to be agreed among Mitsui, BioAmber and the Company (subject to Section 8.1.3).

9.	OTHER OPERATIONAL MATTERS

9.1 . Dividend/Distribution Policy. At least once every Financial Year, all funds of the Company then available for distribution under Applicable Law, after deducting only any amounts that are required to (i) meet then-legally binding commitments and reasonably foreseeable contingencies and (ii) maintain or expand the Initial Plant in accordance with the then-approved annual budget, shall be distributed to the Shareholders as dividends in accordance with their respective Pro Rata Shares or in any other matter unanimously agreed by the Shareholders.

9.2 . Books and Records; Financial Statements.

9.2.1 . Books and Records. The Company shall keep and maintain Financial Statements, books, records and other accounts, in reasonable detail (collectively, the “Books and Records”), which accurately and fairly reflect its transactions and dispositions of assets, governance and other operational matters. The Company shall further keep and maintain the Books and Records at all times in compliance with all record keeping and reporting requirements required by Applicable Law.

9.2.2 . Financial Statements. The Financial Statements shall be maintained in Dollars and in accordance with IFRS and shall be audited annually by Deloitte & Touche or such other of the “Big Four” international accounting firms as is selected by the Board. The Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed and access to assets is permitted only in accordance

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with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; and (iii) actual assets and recorded assets (and related accounting values) are compared at reasonable intervals and appropriate action is taken to address any inconsistencies.

9.3 . Information Rights.

9.3.1 . Financial Statements. The Company shall provide to each Shareholder (i) within ninety (90) days after the end of each Financial Year, the annual audited Financial Statements for such Financial Year; (ii) within thirty (30) days after the end of each quarter of each Financial Year, quarterly unaudited Financial Statements for such quarter; and (iii) within ten (10) days after the end of each month of each Financial Year, monthly trial balances of the Company.

9.3.2 . Construction Reports. During the period prior to the Operational Date, the Company shall provide to each Shareholder monthly written reports setting forth in reasonable detail the progress of the construction of the Initial Plant, including (i) any material difficulties or delays encountered and all measures being taken (or considered) to address such difficulties or delays and (ii) the costs associated with the construction to date and how such costs compare to those set forth in the Construction Budget and Schedule.

9.3.3 . Other Information. The Company shall prepare and provide, at its expense, any additional information or materials that may be reasonably requested by any Shareholder to enable it to comply with its internal policies regarding accounting and disclosure requirements as well as the requirements of any applicable securities regulatory authority, including any stock exchange on which the securities of such Shareholder (or any Affiliate thereof) are traded.

9.4 . Insurance. The Company shall obtain and maintain, at its cost, adequate insurance in respect of its assets, properties and operations as determined by the Board, and the other parties shall reasonably cooperate, if and to the extent requested by the Company, to assist the Company in obtaining such insurance.

10.	ENCUMBRANCE OR TRANSFER OF SHARES

10.1 . Proxies and Voting Trusts. Each of the BioAmber Parties and Mitsui agrees not to grant to any third party any proxy or enter into, or become bound by, any voting trust with respect to its Shares, or enter into arrangements of any kind with any Person with respect to its Shares, in any such case in a manner that is inconsistent with this Agreement.

10.2 . Restrictions on Transfer.

10.2.1 . No Transfers or Encumbrances. Except with the prior written consent of the other Shareholder or as otherwise expressly permitted by this Agreement, no Shareholder shall, directly or indirectly, (i) sell, assign, donate or otherwise transfer or dispose of, in any way or manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (collectively, “Transfer”), or (ii) pledge, mortgage, hypothecate or otherwise encumber, in any way or manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise (collectively, as the context may require, “Encumber” or “Encumbrance”), the legal or beneficial ownership of, or economic benefits pertaining to, any of its Shares. Each certificate for any Shares now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective, bear an appropriate legend regarding the Transfer restrictions applicable in respect of such Shares.

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10.2.2 . Invalid Transfers/Encumbrances. Any purported Transfer or Encumbrance of Shares in violation of this Agreement shall be null and void and shall not operate to Transfer or Encumber any right, title or interest to or in favor of the purported transferee, and the Company shall not recognize or give effect to any such purported Transfer or Encumbrance.

10.2.3 . Permitted Transfers. Notwithstanding anything to the contrary contained herein, each Shareholder may Transfer all or a portion of its Shares to a direct or indirect majority owned subsidiary of such Shareholder (or, in the case of BioAmber Lux, to BioAmber or another direct or indirect majority owned subsidiary of BioAmber) (each, a “Permitted Transferee”); provided, that (a) such Shareholder shall pay all costs, including any taxes and fees, associated with such Transfer, and (b) as conditions precedent to the effectiveness of such Transfer, (i) any Permitted Transferee to whom Shares are transferred shall agree to be bound by the terms of this Agreement by entering into a Joinder Agreement with the Company, (ii) BioAmber or Mitsui, as applicable, shall guarantee all obligations of such Permitted Transferee under this Agreement pursuant to a guarantee agreement in form and substance reasonably acceptable to BioAmber or Mitsui, as applicable, (iii) any Consents required in connection with such Transfer shall have been obtained, (iv) such Shareholder shall cause such Permitted Transferee to re-transfer all transferred Shares to such Shareholder (or another Permitted Transferee thereof) in accordance with the terms hereof prior to it ceasing to be a direct or indirect majority owned subsidiary of such Shareholder (or, in the case of BioAmber Lux, of BioAmber) and (v) notwithstanding such Transfer, the transferring Shareholder shall remain solely responsible under the Ancillary Agreements to which it is a party. Any Permitted Transferee to whom Shares are transferred in accordance with this Agreement shall be entitled to the rights and benefits of the transferring Shareholder under this Agreement as if it where an original party hereto, and any reference herein to a particular Shareholder shall be deemed to be a reference to such Shareholder and its Permitted Transferees.

11.	RIGHT OF FIRST OFFER; DRAG-ALONG; CO-SALE

11.1 . Right of First Offer.

11.1.1 . Right of First Offer. A Shareholder (a “Transferring Shareholder”) may propose to Transfer all (but not less than all) of its Shares (the “Offered Shares”) to any Person who is not a Permitted Transferee; provided, that the other Shareholder (the “Offering Shareholder”) shall have a right of first offer in respect of the Offered Shares in accordance with the provisions of this Section 11.1.

11.1.2 . Offer Notice. The Transferring Shareholder shall give prior written notice (the “Offer Notice”) to the Offering Shareholder of the Transferring Shareholder’s desire to Transfer the Offered Shares to a Person who is not a Permitted Transferee.

11.1.3 . Transfer Negotiation Period; Closing. If within thirty (30) days after the date on which it received the Offer Notice, the Offering Shareholder provides to the Transferring Shareholder written notice of its interest in purchasing the Offered Shares (a “ROFO Exercise Notice”), for a period of sixty (60) days after the date on which the Offering Shareholder received the

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Offer Notice (the “Transfer Negotiation Period”), the Transferring Shareholder and the Offering Shareholder shall negotiate in good faith with the objective of mutually agreeing on the price and other terms and conditions for the Offering Shareholder’s purchase of the Offered Shares (collectively, the “Transfer Terms”). During the Transfer Negotiation Period, the Transferring Shareholder shall not solicit any offer from, discuss, engage in negotiations or enter into any Contract with, any Person (other than the Offering Shareholder) with respect to the Offered Shares. If the Transferring Shareholder and the Offering Shareholder reach an agreement on the Transfer Terms, the closing of such Transfer shall occur, subject to obtaining any required Consents, within thirty (30) days after the date of such agreement.

11.1.4 . Transfer to Third Parties. If (x) the Offering Shareholder fails to provide a ROFO Exercise Notice within the period therefor set forth in Section 11.1.3 or (y) the Transferring Shareholder and the Offering Shareholder are unable to reach an agreement on the Transfer Terms within the Transfer Negotiation Period, the Transferring Shareholder shall be entitled, subject to, if the Offering Shareholder is Mitsui (or its Permitted Transferee), Section 11.3, to offer and Transfer the Offered Shares, within a period of ninety (90) days after the expiration of the Transfer Negotiation Period, to any other Person for a price and on other terms no more favorable to such Person than the price and other terms last proposed by the Transferring Shareholder to the Offering Shareholder during their negotiation as contemplated by Section 11.1.3 (or, absent such proposal, the price and other terms last proposed by the Offering Shareholder to the Transferring Shareholder during such negotiation) (the “Offering Shareholder Terms”), except in the event referred to in clause (x) above of this Section 11.1.4, in which case the Transferring Shareholder may so offer and Transfer the Shares to such Person at any price and on any other terms as the Transferring Shareholder and such Person may agree. If such Transfer is not consummated within such ninety (90) day period, the Transferring Shareholder shall be required to comply again with the procedures set forth in this Section 11.1 as if it had never given an Offer Notice.

11.1.5 . Change of Control. For the avoidance of doubt, the provisions of this Section 11.1 shall not apply in respect of a Change of Control of any Shareholder (subject to the Co-Sale Right set forth in Section 11.3).

11.2 . BioAmber Drag-Along Right.

11.2.1 . Drag-Along Right. In the event that (i) any of the BioAmber Parties undergoes a Change of Control or (ii) BioAmber Lux (or any Permitted Transferee thereof) Transfers its Shares to a Person other than a Permitted Transferee pursuant to Section 11.1 (each of the events described in clauses (i) and (ii) above, a “BioAmber Triggering Event”), BioAmber shall have the right (the “Drag-Along Right”) to require Mitsui to sell all (but not less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) to the acquirer of the applicable assets/interests (the “Third Party Acquirer”) at a purchase price in cash equal to two hundred percent (200%) of the aggregate amount of Mitsui’s equity contributions to the Company as of the closing date of such purchase; provided, that the Drag-Along Right shall expire and no longer apply upon and after the earlier of (i) the date on which BioAmber completes an IPO and (ii) the Operational Date (such earlier date, the “Drag-Along Expiration Date”).

11.2.2 . Exercise of Drag-Along Right. In order to exercise its Drag-Along Right, BioAmber shall, at least sixty (60) days prior to the closing or consummation of the applicable BioAmber Triggering Event, provide written notice to Mitsui of its exercise of the Drag-Along Right (in addition to the BioAmber Triggering Event Notice referred to below). Subject to Section

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11.4, the closing of the purchase by the Third Party Acquirer of Mitsui’s Shares pursuant to BioAmber’s exercise of the Drag-Along Right (including the payment in full of the applicable purchase price to Mitsui) shall occur, subject to obtaining any required Consents, simultaneously with the closing or consummation of the applicable BioAmber Triggering Event.

11.3 . Mitsui Co-Sale Right.

11.3.1 . BioAmber Triggering Event Notice. BioAmber shall provide to Mitsui written notice of any BioAmber Triggering Event at least sixty (60) days prior to the closing or consummation of such BioAmber Triggering Event (the “BioAmber Triggering Event Notice”). The BioAmber Triggering Event Notice shall set forth a description of the material terms of the BioAmber Triggering Event to which it relates, including the nature of the transaction, purchase price, expected closing date and other relevant terms and conditions.

11.3.2 . Co-Sale Right. Mitsui shall have the right (the “Co-Sale Right”), by providing written notice to BioAmber within thirty (30) days after its receipt of the BioAmber Triggering Event Notice, to require the applicable Third Party Acquirer (or, at Mitsui’s option, BioAmber) to purchase all (but not less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof), simultaneously with the closing or consummation of the applicable BioAmber Triggering Event, at a purchase price in cash equal to:

(x) if the BioAmber Triggering Event occurs prior to the Drag-Along Expiration Date, one hundred fifty percent (150%) of the aggregate amount of Mitsui’s equity contributions to the Company as of the closing date of such purchase; or

(y) if the BioAmber Triggering Event occurs on or after the Drag-Along Expiration Date, (A) the Book Value of such Shares on the date Mitsui delivered such notice to BioAmber (if such BioAmber Triggering Event consists of the event referred to in clause (i) of the definition of BioAmber Triggering Event) or (B) the same purchase price per share at which BioAmber Lux (or any Permitted Transferee thereof) Transfers its Shares to a third-party (if such BioAmber Triggering Event consists of the event referred to in clause (ii) of the definition of BioAmber Triggering Event).

11.3.3 . Closing. Subject to Section 11.4, the closing of the purchase by such Third Party Acquirer (or BioAmber, if applicable) of the Shares held by Mitsui (and any Permitted Transferee thereof) pursuant to the exercise of the Co-Sale Right (including the payment in full of the applicable purchase price to Mitsui or its applicable Permitted Transferee) shall occur, subject to obtaining any required Consents, simultaneously with the closing or consummation of the applicable BioAmber Triggering Event.

11.3.4 . BioAmber Parties’ Covenant. If Mitsui exercises its Co-Sale Right, each of the BioAmber Parties (i) shall use its reasonable best efforts to cause the applicable Third Party Acquirer to purchase the Shares held by Mitsui (and any Permitted Transferee thereof) in accordance with the provisions of this Section 11.3 and (ii) shall not, to the extent it is within its control, close or otherwise consummate the transaction constituting the BioAmber Triggering Event in respect of which Mitsui exercised its Co-Sale Right unless and until such Third Party Acquirer has purchased the Shares held by Mitsui (and any Permitted Transferee thereof) as provided herein.

11.4 . Terms of Mitsui Share Transfer. The terms and conditions of any Contract pursuant to which Mitsui may Transfer its Shares pursuant to Section 11.2 or 11.3 shall be reasonably satisfactory to Mitsui, it being understood that neither Mitsui nor any Affiliate thereof shall be required under any such Contract to agree to any obligation or assume any liability (including making any representation or warranty) that is not specifically related to its ownership of Shares subject to such Transfer.

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12.	PUT/CALL OPTIONS

12.1 Put/Call Option. In the event that Mitsui’s Pro Rata Share falls below ten percent (10%), (x) Mitsui shall have the right to sell to BioAmber Lux, and (y) BioAmber Lux shall have the right to purchase from Mitsui, all (but no less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) in either case at a purchase price in cash equal to one hundred percent (100%) of Mitsui’s aggregate equity contributions to the Company as of the closing date of such purchase.

12.2 . Mitsui Put Option. In the event that (i) BioAmber and Mitsui are unable to agree on the making of any payment by the Company in respect of the EPC Contract, which payment, together with all other payments made or agreed to be made by the Company under the EPC Contract, would exceed $84,000,000, and (ii) pursuant to Section 8.1.2, BioAmber Lux unilaterally approves the making of such payment by the Company, Mitsui shall have the right to require that BioAmber Lux purchase all (but no less than all) of the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price in cash equal to one hundred percent (100%) of Mitsui’s aggregate equity contributions to the Company as of the closing date of such purchase.

12.3 . Exercise of Options; Closing. To exercise its sale or purchase rights under Section 12.1 or 12.2, as applicable, a Shareholder shall, within thirty (30) days after the occurrence of the event giving rise to such right, provide to the other Shareholder written notice of such exercise. The closing of any such Transfer of Shares shall occur, subject to obtaining any required Consents, within thirty (30) days after the date the applicable Shareholder delivered to the other Shareholder the notice referred to in the preceding sentence.

13.	CLOSING OF SHARE TRANSFERS

13.1 . Time and Place. The closing of any Transfer of Shares pursuant to Section 11.1.3, 11.3.3 (if the purchaser of such Shares is BioAmber), 12.3, 18.2.3 or 19.3 shall take place at the offices of the Company within the period therefor specified herein or at such other time and place as the parties to such Transfer may agree.

13.2 . Closing Deliveries. At such closing, (i) the Shareholder that is transferring Shares shall deliver certificates representing such Shares, accompanied by duly executed instruments of transfer; (ii) the Shareholder purchasing such Shares shall deliver at such closing an amount equal to the aggregate purchase price determined in accordance with the relevant provisions hereof, by wire transfer in immediately available funds to an account designated by the transferring Shareholder; and (iii) all of the parties to such Transfer shall execute such additional documents as may be necessary or appropriate to effect such Transfer.

13.3 . No Encumbrances; Transfer Taxes. The Shares transferred pursuant to this Section 13 shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by the purchasing Shareholder). Stamp duties or transfer taxes or fees, if any, payable on the Transfer of any such Shares shall be borne and paid by the party required to pay such duty, taxes or fees in accordance with Applicable Law or as the parties to such Transfer may otherwise agree.

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13.4 . Effect of Share Transfer. This Agreement shall cease to have effect with respect to any Person who is no longer a Shareholder, except that such Person shall continue to be bound, as applicable, by the provisions of this Section 13.4, Sections 15, 17.3, 21, 22 and 23. For the avoidance of doubt, nothing in this Section 13.4 shall be deemed to release a Person who is no longer a Shareholder from any liability for any breach of this Agreement prior to the date such Persons ceased to be a Shareholder.

14.	PREEMPTIVE RIGHTS, OVERSUBSCRIPTION RIGHTS

14.1 . Restrictions. The Company shall not issue any Equity Securities of any type or class (including any Shares) to any Person (the “Proposed Recipient”) unless the Company has offered each Shareholder in accordance with the provisions of this Section 14, the right to purchase (or have its designated Permitted Transferee purchase) such Shareholder’s Pro Rata Share of such issuance (“Preemptive Rights”) and the right to oversubscribe (or have its designated Permitted Transferee oversubscribe) if the other Shareholder elects not to purchase its Pro Rata Share of such securities (“Oversubscription Rights”) for a per unit consideration equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient (subject to Section 5.3). The Equity Securities that have not been purchased by a Shareholder (or its designated Permitted Transferee) who fails to exercise its Preemptive Rights or fails to complete the purchase of its Pro Rata Share shall first be offered to the Shareholder who has exercised its Oversubscription Rights (on behalf of itself or its designated Permitted Transferee) within the Issuance Notice Period (as defined below) pro rata to the number of additional Equity Securities that such Shareholder (or its designated Permitted Transferee) has agreed to take up above its Pro Rata Share; provided that no Shareholder shall be obligated to purchase more Equity Securities above its Pro Rata Share than such additional Equity Securities it indicates its agreement to take up under this Section 14.1. The restrictions under this Section 14.1 shall not apply to the following cases or in respect of: (a) any issuance of Equity Securities in connection with any share split, share dividend or other similar event, (b) subject to Section 8.1.3, any issuance of Equity Securities pursuant to the acquisition of another Person by the Company by consolidation, merger, purchase of assets or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other Person, or Control of such other Person ((a) or (b), a “Permitted Issuance”), or (c) any Defaulting Shareholder (who shall not have Preemptive Rights or Oversubscription Rights).

14.2 . Notice. Not less than forty five (45) days prior to a proposed issuance of Equity Securities other than a Permitted Issuance (a “Proposed Issuance”), the Company shall deliver to each Shareholder written notice of the Proposed Issuance setting forth (a) the number, type and terms of the Equity Securities to be issued, (b) the consideration to be received by the Company in connection with the Proposed Issuance and (c) the identity of the Proposed Recipient(s).

14.3 . Exercise of Rights. Within thirty (30) days following the receipt of the notice referred to in Section 14.2 (the “Issuance Notice Period”), each Shareholder electing to exercise its rights under this Section 14 shall give written notice to the Company specifying the number of Equity Securities to be purchased by such Shareholder (or its designated Permitted Transferee), the calculation by such Shareholder of its Pro Rata Share and the identity of any designated Permitted Transferee of such Shareholder to exercise the rights of such Shareholder under this Section 14.

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Except as provided in the next succeeding sentence, failure by any Shareholder to give such notice within the Issuance Notice Period shall be deemed a waiver by such Shareholder of its rights under this Section 14 with respect to such Proposed Issuance. If any Shareholder fails to give the notice required under this Section 14.3 solely because of the Company’s failure to comply with the notice provisions of Section 14.2, then the Company shall not issue Equity Securities pursuant to this Section 14, and if any Equity Securities are purported to be issued, such issuance of securities shall be null and void.

15.	NON-COMPETE

15.1 . Non-Compete. Mitsui shall not, and shall cause its Affiliates not to, directly or indirectly, compete with the Company or the Initial Plant anywhere in the world for so long as Mitsui holds any Shares of the Company and for a period of two (2) years after Mitsui ceases to hold such Shares. For purposes hereof, “compete” means to engage in any commercial or manufacturing activities related to crystallized BSA and/or bio-based BDO.

15.2 . Exercise of Drag-Along Right. In the event BioAmber exercises its Drag-Along Right, the non-compete period set forth in Section 15.1 shall be reduced to one (1) year.

16.	CERTAIN ADDITIONAL AGREEMENTS AND UNDERTAKINGS

16.1 . General Shareholder Obligations. Each Shareholder shall comply with the provisions of this Agreement in relation to the Company, shall exercise its rights and powers with respect thereto in accordance with, and so as to give effect to, this Agreement and shall take all necessary actions to ensure that the Company’s Charter Documents do not, at any time, conflict with the provisions of this Agreement.

16.2 . Initial Plant. Each party shall, within the scope of its rights and obligations set forth in this Agreement, use its reasonable best efforts to cause the Initial Plant to be constructed and commissioned with the capacity (including expanded capacity) set forth in Section 3.2 and within the Construction Budget and Schedule.

16.3 . Certain Operational Matters.

16.3.1 Use of Contributions. The Company shall not use any capital or other contributions from any Shareholder for the purposes of directly or indirectly paying or otherwise satisfying any financial or monetary obligation owed by BioAmber or any BioAmber Affiliate to a third party under any BioAmber IP Agreement, including the payment of any royalties, fees, inventor awards, development costs, or other payments to any owner, inventor, licensor or developer of, or other third party thereunder, except for any payment related to the Technology License Agreement.

16.3.2 Exclusive Distributor. Except as otherwise agreed in writing by all the Shareholders, the Company shall not appoint any Person (other than a party in accordance with this Agreement) as the exclusive distributor in any geography of BSA and/or BDO produced by the Company. Notwithstanding the above, the Company shall be permitted to appoint exclusive distributors in selected geographies for specific applications using BSA or BDO. The applications will include BSA used as deicers or coolants, solvents, lubricants, flavors and fragrances, food and plasticizers. BioAmber shall consult Mitsui prior to the execution of any such exclusive distribution agreements and such agreements shall not be detrimental to the Company’s sales or profitability.

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16.3.3 Supply Agreements. Except as expressly provided herein or as otherwise agreed in writing by all the Shareholders, the Company shall not enter into any Contract that obligates the Company to supply to a third party a fixed amount or proportion of the BSA and/or BDO produced by the Company. The foregoing sentence shall not apply to contracts signed by BioAmber prior to the date of this Agreement that were disclosed to Mitsui prior to such date.

16.3.4 . BioAmber IP. BioAmber shall not, and shall cause its Affiliates not to (a) abandon, dedicate to the public, fail to enforce, or otherwise allow to lapse any BioAmber IP that is a Registered IP Asset, (b) terminate, willfully or negligently breach, or allow to expire any BioAmber IP Agreement, or (c) take any other action that is reasonably likely to adversely affect or impede the ability of the Company to use and exploit, in each case as contemplated or otherwise set forth in this Agreement and any Ancillary Agreement, any BioAmber Technology or other Intellectual Property Rights owned, co- or jointly owned, held by or licensed by BioAmber or any BioAmber Affiliate necessary, useful, or otherwise related to (i) the operation of the Business by the Company, (ii) the building, operation and exploitation of the Additional Plants in accordance with Section 4, or (iii) the production, use, sale and commercial exploitation of BSA and/or BDO by the parties.

16.3.5 . Company Support. If, during the term of this Agreement, the Company becomes unable to continue to use or practice under any Intellectual Property Rights licensed by BioAmber or any Affiliate thereof to the Company pursuant to the Technology License Agreement in accordance with the terms thereof as a result of (a) the expiration, termination or breach of any BioAmber IP Agreement by the BioAmber Parties or any BioAmber Affiliate or (b) the abandonment, invalidation or failure to enforce such Intellectual Property Rights by BioAmber or the applicable licensor of such Intellectual Property Rights, then BioAmber shall use its best efforts to acquire a license to, or otherwise obtain all necessary rights in and to, such Intellectual Property Rights, or other Intellectual Property Rights as the Shareholders may reasonably agree, to the extent reasonably necessary for the Company to continue to operate the Business, and BioAmber shall promptly license or cause to be licensed to the Company such Intellectual Property Rights upon the terms and conditions of the Technology License Agreement or as the Shareholders may reasonably agree.

16.4 . Additional Agreements.

16.4.1 Trademark License Agreement. As promptly as practicable after the date hereof, BioAmber and Mitsui shall enter into good faith negotiations in respect of a trademark license agreement to be entered into no later than December 31, 2011 between BioAmber, as licensor, and the Company, as licensee, on terms and conditions to be agreed upon between BioAmber and Mitsui (the “Trademark License Agreement”), which Trademark License Agreement the Company agrees it will duly execute and deliver.

16.4.2 BioAmber Services Agreement. As promptly as practicable after the date hereof, BioAmber and Mitsui shall enter into good faith negotiations in respect of a services agreement to be entered into no later than December 31, 2011 between BioAmber and the Company, on terms and conditions to be agreed upon between BioAmber and Mitsui (the “BioAmber Services Agreement”), which BioAmber Services Agreement the Company agrees it will duly execute and deliver.

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16.4.3 Mitsui Services Agreement. As promptly as practicable after the date hereof, BioAmber and Mitsui shall enter into good faith negotiations in respect of a services agreement to be entered into no later than December 31, 2011 between Mitsui and the Company, on terms and conditions to be agreed upon between BioAmber and Mitsui (the “Mitsui Services Agreement”), which Mitsui Services Agreement the Company agrees it will duly execute and deliver.

16.4.4 Assignment Agreement. As promptly as practicable after the date hereof, BioAmber and Mitsui shall enter into good faith negotiations in respect of an assignment agreement or agreements with respect to the Supply Contracts to be entered into no later than December 31, 2012 between BioAmber (or its applicable Affiliate, in which case BioAmber shall cause such Affiliate to duly execute and deliver such agreement(s)), as assignor, and the Company, as assignee, on terms and conditions to be agreed upon between BioAmber and Mitsui (the “Assignment Agreement”), which Assignment Agreement the Company agrees it will duly execute and deliver.

16.5. Supply Contracts. In the event that BioAmber (or any Affiliate thereof, excluding any Affiliate of BioAmber that exploits or operates any of the Additional Plants or other plants that produce BSA and/or BDO) enters into any Contract for the supply of BSA and/or BDO to any third party, which Contract is not listed as a Supply Contract in Schedule 16.5 and has not been assigned to the Company pursuant to the Assignment Agreement, BioAmber shall (or shall cause its applicable Affiliate to), after consultation with Mitsui, with the objective of filling the available capacity of the Initial Plant (if any), subject to the terms of such Contract (including any applicable geographical restrictions), (i) add such Contract to the list of Supply Contracts set forth in Schedule 16.5 and (ii) assign such Contract to the Company pursuant to an agreement in form and substance similar to the Assignment Agreement, or as BioAmber and Mitsui may otherwise agree, it being understood that BioAmber shall not assign any such Contract to the Company if by doing so, the capacity of the Initial Plant would be exceeded at any point during the term of such Contract taking into account the then-existing supply commitments of the Initial Plant.

16.5.1. BioAmber Lux’s Obligations. BioAmber guarantees each and every obligation of BioAmber Lux under this Agreement and any Ancillary Agreement to which BioAmber Lux is or hereafter becomes a party, including each and every representation and warranty of BioAmber Lux hereunder or thereunder, and the full and timely performance of BioAmber Lux’s obligations under this Agreement and such Ancillary Agreements. This is a guarantee of payment and performance and BioAmber acknowledges and agrees that this guarantee is unconditional.

17.	REPRESENTATIONS AND WARRANTIES

17.1. BioAmber Parties’ Representations and Warranties. The BioAmber Parties hereby jointly and severally represent to Mitsui as follows:

17.1.1. Organization, Good Standing. Each of the BioAmber Parties and the Company is a corporation or another Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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17.1.2. Authority; Binding Nature of Agreements. Each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate has, or prior to its execution will have, all requisite corporate (or other applicable Entity) power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is, or it will become, a party and to carry out the provisions of this Agreement and such Ancillary Agreements. The execution, delivery and performance by each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate of this Agreement and each of the Ancillary Agreements to which it is, or it will become, a party have been, or prior to its execution will be, approved by all requisite action on the part of each such party, its board of directors and shareholders. BioAmber has delivered, or prior to its execution will deliver, to Mitsui true and complete copies of the resolutions adopted by its board of directors and shareholders approving the execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is or it will become a party and the transactions contemplated hereby and thereby. Each of the BioAmber Parties and the Company has duly and validly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and it (or its applicable Affiliate) will duly and validly execute and deliver each other Ancillary Agreement to which it will become a party. Each of this Agreement and the Ancillary Agreements to which each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate is or will become a party constitutes, or upon its execution will constitute, the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

17.1.3. No Conflicts; Consents. The execution, delivery and performance of this Agreement or any Ancillary Agreement by each of the BioAmber Parties, the Company and any other applicable BioAmber Affiliate do not and will not (with or without notice or lapse of time) (a) conflict with, violate or result in any breach of (i) any of the provisions of such party’s Charter Documents; (ii) any resolutions adopted by such party’s shareholders, board of directors or committees thereof; (iii) any Applicable Law; or (iv) any provision of any Contract; (b) give any Governmental Authority or other Person the right to (i) challenge the transactions contemplated hereby or thereby; (ii) exercise any remedy or obtain any relief under any Applicable Law to which any of the BioAmber Parties, the Company or any other applicable BioAmber Affiliate, or any of their respective assets, is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Contract; or (iv) revoke, suspend or modify any Consent; (c) result in the imposition or creation of any Encumbrance upon or with respect to any of its assets or properties; or (d) require any of the BioAmber Parties, the Company or any other applicable BioAmber Affiliate to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

17.1.4. Company. The Charter Documents of the Company, in effect as of the date hereof (after giving effect to the issuance of Shares to Mitsui and to BioAmber Lux pursuant to the Subscription Agreements), are attached hereto as Annex A. The authorized capital stock of the Company consists of an unlimited number of shares of Class A, B, C, D, E and F. The Company has issued and outstanding (after giving effect to the Share issuance to Mitsui and to BioAmber Lux pursuant to the Subscription Agreements) One Million (1,000,000) Class A Shares. Other than such Shares, the Company has no other Equity Interests authorized or outstanding. All issued and outstanding Shares have been duly authorized and validly issued, are fully paid and

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non-assessable, have been issued in compliance with the Company’s Charter Documents and Applicable Law and are free and clear of all Encumbrances (other than, in the case of the Shares issued to Mitsui pursuant to Mitsui’s Subscription Agreement, any Encumbrances attributable to actions by Mitsui). Except as set forth in this Agreement, there are no (i) outstanding preemptive rights, subscriptions, options, calls, warrants or other rights to acquire any securities of the Company from the Company, any BioAmber Party or any other Person; (ii) Contracts under which the Company is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any of its securities; or (iii) stockholder agreements, voting trusts or other Contracts that may affect the exercise of voting or any other rights with respect to the Company’s capital stock to which the Company or any BioAmber Affiliate is a party. Since its formation until the Share issuance to Mitsui and BioAmber Lux pursuant to the Subscription Agreements, the Company has at all times been a wholly owned direct subsidiary of BioAmber and BioAmber Lux. The Company does not own any shares of capital stock or other securities of, or Control, any other Entity. The Company has not engaged in any business other than the Business, and to date the Company has not had any material business operations.

17.1.5. No Proceedings. There is no Proceeding pending or, to the BioAmber Parties’ knowledge, threatened against or affecting any of the BioAmber Parties or the Company, any of their respective properties, assets, operations or businesses, or the BioAmber Parties’ or the Company’s respective rights relating thereto, that could materially and adversely affect the business or operations of any such party (including, in the case of the Company, the Business) or its ability to fulfill its obligations hereunder, and to the BioAmber Parties’ knowledge, no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

17.1.6. Supply Contracts. As of the date hereof, neither BioAmber nor any of its Affiliates is a party to any Contract for the supply to third parties of BSA and/or BDO other than the Supply Contracts. BioAmber has delivered or made available to Mitsui complete and correct copies of each Supply Contract. Each Supply Contract will be validly assigned to the Company pursuant to the Assignment Agreement, except for (and only to the extent of) any portion of such Supply Contracts that is not related to the supply of BSA and/or BDO (for instance, any portion of such Supply Contracts that relates to strategic collaboration with third parties involving, without limitation, the development of application or derivative products, would not be so assigned to the Company). Each Supply Contract is currently valid and in full force and effect, and, after giving effect to its assignment to the Company pursuant to the Assignment Agreement, will be enforceable by the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity. Neither BioAmber nor any Affiliate thereof is in breach or default under any Supply Contract. To the knowledge of the BioAmber Parties, no event has occurred, and no circumstance or condition exists, in respect of the Supply Contracts, that is reasonably likely to (with or without notice or lapse of time) (a) result in a violation or breach of any provision of any Supply Contract; (b) give any Person the right to declare a default or exercise any remedy under any Supply Contract; (c) give any Person the right to accelerate the maturity or performance of any Supply Contract or to cancel, terminate or modify any Supply Contract; or (d) otherwise materially and adversely affect the Company or its Business. Neither BioAmber nor any Affiliate thereof has waived any of its rights under any Supply Contract. To the knowledge of the BioAmber Parties, no counterparty to any Supply Contract is in breach or default under such Supply Contract.

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17.1.7. Governmental Approvals. Prior to the commencement of construction of the Initial Plant, the Company will have all Governmental Approvals set forth in Schedule 17.1.7, which are the Governmental Approvals necessary or required in connection with the ownership and use of its properties and assets and the operation of the Business (including the construction of the Initial Plant as contemplated hereby). The Company has made all filings with, and given all notifications to, all Government Authorities as required by Applicable Law. Prior to the commencement of construction of the Initial Plant, each such Governmental Approval will be valid and in full force and effect.

17.1.8. Government Finance Agreements. The Company has entered into the financing agreements to finance the construction of the Initial Plant, with the respective Governmental Authorities and for the aggregate amounts, set forth in Schedule 17.1.8 (collectively, the “Government Finance Agreements”). BioAmber has delivered or made available to Mitsui complete and correct copies of each Government Finance Agreement. Each of the Government Finance Agreements listed under subsection A) of Schedule 17.1.8 is currently valid and in full force and effect and each of the Government Finance Agreements listed under subsection B) of Schedule 17.1.8, once signed by the relevant parties, will be valid and in full force and effect. None of the BioAmber Parties has any reason to believe that any of the conditions to the financing contemplated by any such Government Finance Agreement will not be satisfied or that such financing will not be available to the Company on a timely basis to finance the construction of the Initial Plant as contemplated hereby.

17.1.9. Registered IP Assets; Licensed IP. Schedule 17.1.9 sets forth a complete and correct list of all BioAmber Technology that: (a) are Registered IP Assets, specifying the nature of such item, the jurisdiction in which such item has been issued or registered (or an application has been filed), registration or application number, and any co- or joint owner; and (b) are Licensed IP, specifying the licensor(s) of the applicable Licensed IP and the nature of the license granted to BioAmber or its Affiliate(s).

17.1.10. BioAmber Technology. Each item of BioAmber Technology set forth in Schedule 17.1.9 that is necessary, useful, or otherwise related to the operation of the Business will be duly and validly licensed by BioAmber Lux to the Company as of the date of this Agreement for use by the Company in connection with the operation of the Business, all of which rights shall survive unchanged by the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Schedule 17.1.9 includes all Intellectual Property Rights owned, used or held for use or licensed by BioAmber and its Affiliates necessary, useful, or otherwise related to the operation of the Business, and there are no other Intellectual Property Rights that are material to or necessary for the operation of the Business by the Company as contemplated or otherwise set forth in this Agreement. BioAmber and BioAmber Lux have obtained all permissions, Consents, licenses and other grant of rights necessary to license the foregoing Intellectual Property Rights in and to such BioAmber Technology to the Company for use in connection with the operation of the Business.

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17.1.11. BioAmber IP Agreements. (a) BioAmber, BioAmber Lux and all BioAmber Affiliates are in full compliance with the terms and conditions of the BioAmber IP Agreements, (b) BioAmber has a valid license to use the Licensed IP, and the right to duly and validly sublicense its rights in and to such Licensed IP to BioAmber Lux, (c) BioAmber Lux has the right to duly and validly grant a license to use and exploit such Licensed IP to the Company in accordance with the terms of this Agreement and the Ancillary Agreements, and (d) no BioAmber Party has knowledge of any facts which are reasonably likely to adversely affect or impede the ability of the Company to use and exploit any Licensed IP in connection with the operation of the Business.

17.1.12. No Infringement; Breach. The BioAmber Technology and operation of the Business by the Company as contemplated or otherwise set forth in this Agreement and the Ancillary Agreements, does not and will not (i) infringe or misappropriate the Intellectual Property Rights of any third party, (ii) result in the breach of any BioAmber IP Agreement, or (iii) violate any Applicable Laws. Neither BioAmber nor any BioAmber Affiliate has received written notice from any third party (including an “invitation to take a license” from any third party) claiming that the use by BioAmber or any BioAmber Affiliate of any BioAmber Technology, or the exercise by BioAmber of any BioAmber Affiliate of any rights and licenses granted to BioAmber or any BioAmber Affiliate under any BioAmber IP Agreement, infringes or misappropriates any Intellectual Property Rights of any third party (nor does any of the BioAmber Parties have knowledge of any basis therefor).

17.1.13. No Infringement of BioAmber IP. To the knowledge of the BioAmber Parties, no Person is infringing or misappropriating any BioAmber IP.

17.1.14. No Development of Biocatalysts. BioAmber is not itself or with or through third parties currently engaged in the development of biocatalysts other than E. coli (including but not limited to the genetic modification or the optimization of fermentation conditions) which have demonstrated the ability to produce succinic acid at a concentration above five (5) grams per liter, including any biocatalysts developed, licensed or funded by BioAmber or to which BioAmber has secured a future right or right of first refusal through any payments to third parties related thereto, except for any development activities (a) conducted under any BioAmber IP Agreement between BioAmber and Cargill, Incorporated or (b) conducted for the purposes of the evaluation of such biocatalysts to identify and secure alternative technologies in the event that the development activities under such BioAmber IP Agreement with Cargill, Incorporated are unsuccessful. As of the date hereof, such development activities conducted for the purposes of evaluating biocatalysts pursuant to (b) above (i) are limited to (x) the development project with the Biotechnology Research Institute of an organism that uses methanol as a source of carbon to produce BSA and (y) the evaluation work with Mitsubishi Chemical Corporation to assess the corynebacterium referred to as MCC-17 for the production of BSA as an alternative to the E. coli under license from the DOE, and (ii) have been consented to by Cargill, Incorporated pursuant to a written consent, a copy of which has been made available to Mitsui, which consent has not been revoked or modified in any way.

17.1.15. BioAmber IP Agreements; BioAmber Technology. None of the execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will (a) conflict with, result in a breach of, modify, accelerate or terminate, or give rise to a right to modify, accelerate or terminate, any BioAmber IP Agreement; (b) cause the forfeiture or termination or give rise to a right of forfeiture of, termination of, or result in the diminishment in the value of or any loss of BioAmber’s, BioAmber Lux’s or the Company’s right to use or license, as applicable, any BioAmber Technology; (c) require the Company to seek the Consent under, or to obtain an additional license of rights with respect to, any BioAmber IP Agreement or BioAmber Technology, including with respect to any restrictions or limitations on the production or sale of BSA and/or BDO in any geography; or (d) result in Mitsui or the Company (i) granting to any third party any right or license to any of the BioAmber Technology, (ii) granting to any third party any right or license to any Intellectual Property Rights of Mitsui or any of its Affiliates, (iii) being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business, or (iv) being obligated to pay any royalties or other amounts to any third party, in each case other than as a result of Contracts to which Mitsui or any of its Affiliates, and not the Company, is a party.

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17.1.16. Environmental Matters. The site at which the Initial Plant will be located is described in Schedule 17.1.16 (the “Initial Plant Site”). The current owner of the Initial Plant Site conducted a Phase I environmental assessment of the Initial Plant Site in 2008, a copy of which assessment has been made available to Mitsui. In addition, jointly with the owner of the Initial Plant Site, BioAmber has conducted a Phase II environmental assessment of the Initial Plant Site, a copy of which assessment has been made available to Mitsui. Such Phase II environmental assessment has revealed no material environmental conditions relating to the Initial Plant Site, including the presence of any Hazardous Materials thereat, or any other environmental issues that could materially and adversely affect the Company or the Business. To the BioAmber Parties’ knowledge, there is no Proceeding pending or threatened involving any environmental issues at the Initial Plant Site.

17.2 . Mitsui’s Representations and Warranties. Mitsui hereby represents to the BioAmber Parties as follows:

17.2.1. Organization; Valid Existence. Mitsui is a corporation duly organized and validly existing under the laws of Japan.

17.2.2. Authority; Binding Nature of Agreements. Mitsui has, or prior to its execution will have, all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is, or it will become, a party and to carry out the provisions of this Agreement and such Ancillary Agreements. The execution, delivery and performance by Mitsui of this Agreement and the Ancillary Agreements to which it is, or it will become, a party have been, or prior to its execution will be, approved by all requisite action on the part of each such party. Mitsui has duly and validly executed and delivered this Agreement and each Ancillary Agreement to which it a party, and it will duly and validly execute and deliver each other Ancillary Agreement to which it will become a party. Each of this Agreement and the Ancillary Agreements to which Mitsui is or will become a party constitutes, or upon its execution will constitute, the legal, valid and binding obligation of such party, enforceable against each such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

17.2.3. No Conflicts; Consents. The execution, delivery and performance of this Agreement or any Ancillary Agreement by Mitsui do not and will not (with or without notice or lapse of time) (a) conflict with, violate or result in any breach of (i) any of the provisions of such party’s Charter Documents; (ii) any resolutions adopted by such party’s shareholders, board of directors or committees thereof; (iii) any Applicable Law; or (iv) any provision of any Contract; (b) give any Governmental Authority or other Person the right to (i) challenge the transactions contemplated hereby or thereby; (ii) exercise any remedy or obtain any relief under any Applicable Law to which Mitsui, or any of its assets, is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Contract; or (iv) revoke, suspend or modify any Consent; (c) result in the imposition or creation of any Encumbrance upon or with respect to any of its assets or properties; or (d) require Mitsui to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

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17.2.4. No Proceedings. There is no Proceeding pending or, to Mitsui’s knowledge, threatened against or affecting Mitsui, any of its properties, assets, operations or businesses, or its rights relating thereto, that could materially and adversely affect the business or operations of such party or its ability to fulfill its obligations hereunder, and to Mitsui’s knowledge, no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

17.3. Survival of Representations and Warranties. The respective representations and warranties of the applicable parties set forth in this Section 17 shall survive indefinitely and continue in effect notwithstanding the termination of this Agreement.

18.	DEFAULT

18.1. Events of Default.

18.1.1. Events of Default. Each of the following events constitutes an “Event of Default” with respect to a Shareholder, it being understood that if such Shareholder is (x) BioAmber Lux or a Permitted Transferee thereof (other than BioAmber), the occurrence of any such event with respect to BioAmber shall constitute an Event of Default with respect to BioAmber Lux or such Permitted Transferee, as applicable, or (y) a Permitted Transferee of Mitsui, the occurrence of any such events with respect to Mitsui shall constitute an Event of Default with respect to such Permitted Transferee:

(a) such Shareholder makes a general assignment for the benefit of creditors;

(b) the appointment of a conservator, custodian, receiver, trustee or similar official for such Shareholder or its assets;

(c) any voluntary or involuntary bankruptcy, insolvency, reorganization, debt adjustment, dissolution, liquidation, receivership or other debt relief proceedings is commenced (and not dismissed or otherwise terminated) in respect of such Shareholder (excluding, for the avoidance of doubt, any bona fide corporate reorganization not involving debt relief or insolvency issues); or

(d) such Shareholder materially breaches this Agreement or any of the Ancillary Agreements and such breach, if of a nature that can be cured, remains uncured thirty (30) days after such Shareholder received notice thereof from the other Shareholder.

18.1.2. Suspension of Certain Rights Upon an Event of Default. In addition to other limitations on a Defaulting Shareholder’s rights set forth elsewhere in this Agreement, upon the occurrence of an Event of Default and for so long as such Event of Default has not been remedied to the reasonable satisfaction of the Shareholder other than the Defaulting Shareholder, and notwithstanding anything to the contrary set forth herein, (i) the presence of the Defaulting Shareholder shall not be required to constitute quorum at any Shareholders’ meeting; (ii) the Defaulting Shareholder shall not have the right to vote in respect of any matter reserved for the approval of the Shareholders pursuant to Section 8.1.2 or 8.1.3 (which matter may be approved solely by the non-Defaulting Shareholder); (iii) the presence of the Defaulting Shareholder’s

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nominee(s) to the Board shall not be required to constitute quorum at any Board meeting; (iv) the Defaulting Shareholder’s nominee(s) to the Board shall not have the right to vote in respect of any matter subject to Board approval (which matter may be approved solely by the non-Defaulting Shareholder’s nominee(s) to the Board); and (v) the Defaulting Shareholder shall have no right to receive dividends or other distributions from the Company.

18.2. Option to Buy/Sell Upon an Event of Default.

18.2.1. Mitsui Event of Default. If an Event of Default occurs and is continuing and Mitsui is the Defaulting Shareholder, BioAmber Lux shall have the right to purchase the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price equal to seventy five percent (75%) of the lesser of (i) the Fair Market Value of such Shares (calculated in accordance with Section 5.3.2 applied mutatis mutandis hereto) and (ii) the Book Value of such Shares, in each case calculated on the date BioAmber Lux delivered the Default Option Exercise Notice.

18.2.2. BioAmber Event of Default. If an Event of Default occurs and is continuing and a BioAmber Party is the Defaulting Shareholder, Mitsui shall have the right to sell to BioAmber Lux the Shares held by Mitsui (and any Permitted Transferee thereof) at a purchase price equal to one hundred twenty five percent (125%) of the greater of (i) the Fair Market Value of such Shares (calculated in accordance with Section 5.3.2 applied mutatis mutandis hereto) and (ii) the Book Value of such Shares, in each case calculated on the date Mitsui delivered the Default Option Exercise Notice.

18.2.3. Exercise of Rights; Closing. To exercise its purchase or sale right under Section 18.2.1 or 18.2.2, as applicable, the non-Defaulting Shareholder shall provide notice thereof to the Defaulting Shareholder (the “Default Option Exercise Notice”). The closing of any such Transfer of Shares shall occur, subject to obtaining any required Consents, within thirty (30) days after the date the applicable Shareholder delivered to the Defaulting Shareholder the Default Option Exercise Notice.

19.	DISSOLUTION

19.1. Dissolution Events. In the event that (i) the Operational Date does not occur by January 31, 2015; (ii) the cumulative losses of the Company exceed seventy five percent (75%) of its paid-in capital; (iii) the Company earns no after-tax profit in three (3) consecutive Financial Years; (iv) the Company becomes unable to pay its debts generally as they become due or subject to a bankruptcy, insolvency or other analogous proceeding; or (v) there occurs any other dissolution event in respect of the Company provided for under Applicable Law (each, a “Dissolution Event”), each Shareholder shall have the right, by providing written notice to the other Shareholder (the “Dissolution Notice”), to cause the Company to be dissolved and liquidated, whereupon the Shareholders shall cooperate and take all necessary steps for dissolving and liquidating the Company in accordance with Applicable Law and terminating their respective contractual obligations therewith.

19.2. Distribution of Remaining Assets. Unless otherwise agreed by the Shareholders, any assets and property of the Company remaining after such liquidation shall be allocated and distributed to the Shareholders in accordance with their then respective Pro Rata Shares.

19.3. Right to Prevent Dissolution. Notwithstanding the provisions of Section 19.1, the Company shall not be so dissolved and liquidated if, upon the occurrence of a Dissolution Event, (i) a Shareholder opposes the dissolution and liquidation requested by the other Shareholder and

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(ii) such Shareholder opposing the dissolution and liquidation agrees to purchase the Shares held by the other Shareholder (and any Permitted Transferee thereof) at a purchase price equal to one hundred percent (100%) of the Book Value of such Shares calculated on the date of such agreement. The closing of such Transfer of Shares shall occur, subject to obtaining any required Consents, within thirty (30) days after the date of such agreement.

20.	TERMINATION

20.1. Termination of the Agreement. This Agreement shall become effective from its date and shall continue in effect until (a) any date agreed upon in writing by all of the parties, (b) the Company is liquidated, dissolved or wound-up or (c) there is only one (1) Shareholder.

20.2. Consequences of Termination. If this Agreement is terminated pursuant to Section 20.1, this Agreement shall have no further force and effect, except that the parties shall continue to be bound, as applicable, by the provisions of this Section 20, Sections 8.2.13, 15, 17.3, 21, 22 and 23. For the avoidance of doubt, nothing in this Section 20 shall be deemed to release any party from any liability for any breach of this Agreement prior to the effective date of such termination.

21.	INDEMNIFICATION

21.1. General Indemnification. Subject to, in the case of the Company, any applicable indemnification obligation of the Company to the Directors pursuant to the Indemnification Agreement, each party shall indemnify, defend and hold harmless each other party, its Affiliates and its and their respective directors, officers, employees, agents and advisors from and against any Loss arising out, relating to or resulting from any breach by such party of any representation or warranty, or covenant, agreement or undertaking, contained in this Agreement.

21.2. IP Indemnification. BioAmber, on behalf of itself and its Affiliates, shall indemnify, defend and hold harmless each of Mitsui and the Company, its respective Affiliates and its and their respective directors, officers, employees, agents and advisors from and against any Loss arising out, relating to or resulting from the Company’s use of, and the exercise of any rights licensed by BioAmber or any Affiliate thereof to the Company in and to, any BioAmber Technology, including with respect to the operation of the Business generally and the production, sale and use of BSA and/or BDO.

21.3. No Consequential Damages. Notwithstanding anything to the contrary in this Section 21, to the maximum extent permitted by Applicable Law, no party shall be liable under this Agreement to any Person for any indirect, incidental, punitive, exemplary or consequential damages; provided, however, that the foregoing shall not be construed to preclude recovery by any party in respect of Losses incurred from third party claims.

22.	DISPUTE RESOLUTION

22.1. Escalation Procedure. Any dispute, controversy, claim or disagreement between or among any parties (each, a “Dispute”) arising out of this Agreement, its interpretation or the performance by any party of its obligations hereunder, including any questions regarding the existence, validity or termination hereof, shall be resolved pursuant to this Section 22. For clarity, any disagreement related to the matters set forth in Section 8.1.2 shall be subject to the BioAmber Right to Approve set forth in the provision included in such Section. Any Dispute that the relevant

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parties are unable to resolve through amicable negotiations shall be submitted by the parties for further review and discussion to designated senior representatives of each such party with authority to reach an agreement in connection with such Dispute. Such designated senior representatives shall meet or otherwise confer as promptly as practicable, and endeavor in good faith to resolve the Dispute. If such designated senior representatives are unable to reach an agreement to resolve the Dispute within ten (10) days after their initial meeting, then the Dispute shall be resolved pursuant to Section 22.2

22.2. Arbitration.

22.2.1. Rules. Any Dispute that is not resolved pursuant to Section 22.1 shall be finally settled by binding arbitration administered by the ICC, in accordance with the ICC Rules of Arbitration (the “ICC Rules”) in effect at the time of the arbitration, except as they may be modified herein or by agreement of all the parties to the Dispute. Each party to the arbitration shall be deemed to be an “Arbitration Party” for purposes of this Section 22.2.

22.2.2. Place; Language. The place of arbitration shall be New York, New York, and the proceedings shall be conducted in the English language.

22.2.3. Tribunal. The arbitration shall be conducted by three arbitrators (such panel of arbitrators, the “Tribunal”).

22.2.4. Arbitrators–Two Arbitration Parties. If there are two Arbitration Parties to the arbitration, each Arbitration Party shall nominate one (1) arbitrator within thirty (30) days after delivery of the “Request for Arbitration” (as defined in the ICC Rules). In the event an Arbitration Party fails to nominate an arbitrator within this time period, then upon request of either Arbitration Party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two (2) arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the first two appointed arbitrators fail to nominate a third arbitrator within this time period, then upon request of either Arbitration Party, the third arbitrator shall be appointed by the ICC. The third arbitrator shall serve as chairman of the Tribunal.

22.2.5. Arbitrators–More Than Two Arbitration Parties. If there are more than two (2) Arbitration Parties to the arbitration, they shall in good faith attempt to group themselves into a “Petitioning Party” and a “Defending Party” for purposes of selecting arbitrators. Each of the Petitioning Party and the Defending Party shall nominate one arbitrator within thirty (30) days after delivery of the Request for Arbitration. The two (2) arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within thirty (30) days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator within this time period, then upon request of any party to the arbitration, the third arbitrator shall be appointed by the ICC. The third arbitrator shall serve as chairman of the Tribunal. If it shall not be possible to form a Petitioning Party or a Defending Party, as the case may be, or if the Petitioning Party or the Defending Party, as the case may be, fails to select an arbitrator in accordance with this Section 22.2.5, then, in accordance with Article 10(2) of the ICC Rules, the ICC shall appoint each member of the Tribunal and shall designate one of them to act as chairman.

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22.2.6. Provisional Remedies. By agreeing to arbitration, the Arbitration Parties do not intend to deprive any court of competent jurisdiction of its ability to issue any form of provisional remedy, including a preliminary injunction or attachment in aid of the arbitration, or to order any interim or conservatory measure (each, a “Provisional Remedy”). A request for such Provisional Remedy by a party to a court shall not be deemed a waiver of this agreement to arbitrate. Notwithstanding the foregoing, once the selection of the arbitrators is complete in accordance with this Section 22.2, the continuation, termination, amendment, or modification of any Provisional Remedy shall be determined by the arbitrators and, after an arbitration hearing is commenced, the action, suit, or proceeding commenced in such court seeking such Provisional Remedy shall be dismissed by the stipulation of all parties to the relevant Dispute. In the event that any such party fails to stipulate to the dismissal of the action, the parties agree that the arbitrators may submit a stipulation dismissing the action. The arbitrators may conduct any hearings or order any discovery they deem necessary to properly review the Provisional Remedy. This Section 22.2.6 shall be specifically enforceable by each party.

22.2.7. Award. The award rendered by the arbitrators shall be final and binding on the Arbitration Parties. Judgment on the award may be entered and the award may be enforced in any court of competent jurisdiction.

22.2.8. Confidentiality. Any arbitration hereunder shall be confidential, and the Arbitration Parties and their agents and the arbitrators shall not disclose to any non-Arbitration Party the subject of the arbitration, any information about the arbitration or the substance of the proceedings thereunder except as may be required by Applicable Law, for insurance purposes, or as necessary to enforce this agreement to arbitrate or any award hereunder or in connection with a request for any Provisional Remedy.

23.	MISCELLANEOUS

23.1. No Partnership. The Shareholders expressly intend not to form a partnership hereby, either general or limited, under any jurisdiction’s partnership law. The Shareholders do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as Shareholders.

23.2. Discrepancies. If there is any discrepancy between any provision of this Agreement and any provision of the Company’s Charter Documents, the provisions of this Agreement shall prevail as between the Shareholders, and the parties shall procure that the Company’s Charter Documents are promptly amended, to the extent permitted by Applicable Law, in order to conform to this Agreement.

23.3. Notices.

23.3.1. Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing, in English and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties). Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third (3rd) day following posting, and if sent by post to another country, on the fifth (5th) day following posting; and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

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23.3.2. Addresses; Fax Numbers. The initial address and facsimile for each party for the purposes of this Agreement are:

(1) for Mitsui:

Address: 2-1, Ohtemachi 1-Chome

     Chiyoda-Ku, Tokyo, Japan 100-0004

     Attention : Mr. Naoki Enatsu, General Manager

     Green Chemicals Business Dept.

Fax: 81-(0)3-3285-4915

(2) for BioAmber:

Address: 1250 Rene-Levesque West, Suite 4110

     Montreal, Quebec, Canada, H3B 4W8

     Attention: Jean-François Huc, President & CEO

Fax: (514) 844-1414

(3) for the Company:

Address: 1250 Rene-Levesque West, Suite 4110

     Montreal, Quebec, Canada, H3B 4W8

     Attention: Jean-François Huc, President & CEO

Fax: (514) 844-1414

23.4. Expenses. Except as otherwise noted herein, each Shareholder shall bear the expenses incurred by it in connection with the negotiation and execution of this Agreement and the performance of its obligations hereunder.

23.5. Entire Agreement. This Agreement, the Exhibits, the Schedules and the Ancillary Agreements constitute the entire agreement among the parties relating to the subject matter hereof and thereof and supersede all prior oral and written understandings, all contemporaneous oral negotiations and discussions, and all other writings and agreements relating to the subject matter hereof and thereof.

23.6. Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement. Delivery of a signature page by facsimile or electronic means shall have the same effect as the delivery of a manually executed original thereof.

23.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

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23.8. Severability. Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such. If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that shall not affect (a) the legality, validity or enforceability in that jurisdiction of any other term of this Agreement or (b) the legality, validity or enforceability in any other jurisdictions of that or any other term of this Agreement. If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, it shall be replaced by a mutually acceptable provision, which being valid, legal, enforceable and in compliance with applicable government policy comes closest to the intention of the parties underlying such illegal, invalid or unenforceable provision.

23.9. Survival of Rights, Duties and Obligations. Termination of this Agreement for any cause shall not release any party from any liability which at the time of termination has already accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination hereof affect in any way the survival of and right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive termination hereof or which by its nature shall survive the termination of this Agreement.

23.10. Specific Performance. The parties acknowledge that it may be impossible to measure in money the damages that would be suffered by a party by reason of the failure by any of the other parties to perform any of its obligations hereunder, and that irreparable damage may occur in the event that any of the provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, if a party shall institute any Proceeding to enforce the provisions hereof, a party against whom such Proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

23.11. Assignment. No Shareholder shall assign, or suffer or permit an assignment (by operation of law or otherwise), of its rights or obligations under or interest in this Agreement without the prior written consent of the other Shareholder and the Company, except to the extent expressly permitted hereunder, and any purported assignment or other disposition by a Shareholder in violation of this Section 23.11 shall be deemed to be a breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

23.12. Amendment; Waiver. This Agreement cannot be amended or otherwise modified nor any performance, term, or condition waived in whole or in part, except by a writing signed by the party against whom enforcement of the amendment, modification or waiver is sought. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. Without limiting the foregoing, no waiver by a party of any breach by any other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

23.13. Limitation on Rights of Third Parties. This Agreement is entered into among the parties for the exclusive benefit of the parties and their successors and permitted assigns. Except as otherwise expressly provided herein, this Agreement is not intended for the benefit of any other Person.

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23.14. Confidentiality.

23.14.1. Confidential Information. In order to protect the Confidential Information of any party (a “Disclosing Party”) that becomes available to any other party (a “Receiving Party”), the Receiving Party agrees that (i) it shall make no use of such Confidential Information except in furtherance of the purposes of, and as contemplated by, this Agreement, and (ii) it shall not (and it shall cause its Affiliates, directors, officers, employees, agents and representatives not to) without the prior written consent of the Disclosing Party, disclose to any third party Confidential Information of such Disclosing Party, so long as such Receiving Party is a Shareholder and for a period of ten (10) years thereafter or, in the case of the Company, so long as it remains in existence; provided, however, that:

(a) a Receiving Party may disclose Confidential Information to those of its Affiliates, directors, officers, employees, agents and representatives who have a need to know such Confidential Information in relation to the matters contemplated hereby and who are under obligations of confidentiality and non-use consistent with those set forth herein; provided that any disclosure of Confidential Information by a party’s Affiliates, directors, officers, employees, agents and representatives that is not permitted by this Section 23.14 shall be a breach by such party of this Section 23.14;

(b) disclosure of Confidential Information is permitted to the extent that such disclosure is required pursuant to Applicable Law; provided however, that the Receiving Party shall promptly notify the Disclosing Party in writing of the existence of any such requirement and reasonably cooperate with the Disclosing Party in seeking an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information;

(c) this Section 23.14 shall not apply to any Confidential Information which:

i. was in the public domain or the subject of public knowledge at the time of its disclosure;

ii. becomes part of the public domain or the subject of public knowledge through no breach by or act of default of the Receiving Party or its representatives, employees or agents;

iii. is obtained by the Receiving Party from a third party other than in breach of a legal or contractual obligation of confidentiality owed by such third party to the Disclosing Party in respect thereof, the existence of which obligation was known or should have been known by the Receiving Party; or

iv. the Receiving Party establishes was independently developed by it without reference to Confidential Information.

23.15. Advertising; Publicity. Each party agrees not to issue any press release or otherwise make any public disclosure with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written approval of the other parties, unless, and only to the extent, required pursuant to Applicable Law (including the rules of

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any stock exchange to which such party or any Affiliate thereof may be subject), in which case, to the extent practicable, the party intending to make such disclosure shall give advance notice thereof to the other parties. Notwithstanding the foregoing, it is the parties’ intent to issue a press release following the signing of this Agreement, subject to the parties agreeing to the content of such press release.

23.16. Subsequent Shareholders. Any Person not a signatory to this Agreement who hereafter becomes a Shareholder as provided hereby shall be bound by all of the terms and provisions, and shall be entitled to all the benefits and privileges, of this Agreement. Before any Person not a signatory to this Agreement, including any Person to whom transfers of Shares may be made hereunder, may be entitled to be a Shareholder, such Person shall be required to execute and deliver to the Company an agreement, in form and substance reasonably acceptable to the Company and the Shareholders (a “Joinder Agreement”) pursuant to which such Person agrees to be bound by all of the terms and conditions of this Agreement, and the failure of any such Person to do so shall preclude such Person from becoming a Shareholder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have signed this Joint Venture Agreement as of the date first written above.

BIOAMBER INC.

By:	/s/ Jean-François Huc
	Name:	Jean-François Huc
	Title:	President & Chief Executive Officer

BIOAMBER INTERNATIONAL S.À.R.L.

By:	/s/ Jean-François Huc
	Name:	J.F. Huc
	Title:	Manager

By:	/s/ Jean-Michel [illegible]
	Name:	Jean-Michel [illegible]
	Title:	B Manager

MITSUI & CO., LTD.

By:	/s/ Yoshihiro Hombo
	Name:	Yoshihiro Hombo
	Title:	Managing Officer Chief Operating Officer Basic Chemicals Business Unit

By:
	Name:	Masanori Ikebe
	Title:	General Manager Special Chemicals Div.

BLUEWATER BIOCHEMICALS INC.

By:	/s/ Jean-François Huc
	Name:	Jean-François Huc
	Title:	President

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ACKNOWLEDGEMENT AND ACCEPTANCE

The undersigned hereby acknowledges having taken cognizance of this Agreement and accepts the duties incumbent upon it pursuant to Section 1.2.6 of said Agreement.

Boivin Desbiens Senécal, g.p.

By:	Thomas Desbiens
Name:	Thomas Desbiens
Title:	Partner

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Schedule 3.3

Construction Budget and Schedule

[Attached]

PROJECTED SPEND BY QUARTER

PROJECT RELATED COSTS	Q1	Q2	Q3	Q4	Q5	Q6	Q7	Total
Site Lease
Soil & Groundwater Assessment
Federal Environmental Assessment
Application for Certificates of Approval
Project Manager
EPC Retainer
Insurance (BlueWater LLC)
Other
TOTAL PROJECT RELATED COSTS

CONSTRUCTION COSTS
Site Improvement
Equipment Purchases
Concrete Work	[***]
Process Buildings
Structural Steel
Equipment Installation
Piping
Electrical
Distributed Control System
Insulation
Painting
Construction Equipment
Architectural, Duct Work & Safety Systems
Temporary Facilities & Services
Total Facility Cost - Installed Basis

EPCM
Contingency - 15%
TOTAL PROJECTED CONSTRUCTION COSTS

TOTAL PROJECTED SPEND BY QUARTER	$1 229 772	$11 125 824	$10 286 335	$17 337 353	$19 475 779	$12 074 500	$8 179 273	$79 708 837

CUMULATIVE SPENDING BY QUARTER	$1 229 772	$12 355 597	$22 641 932	$39 979 284	$59 455 064	$71 529 564	$79 708 837

	Start	End
EPC Selection	nov-11	févr-12
Environmental & Permitting	août-11	févr-12
Detailed engineering	févr-12	mai-12
Procurement & Construction	mars-12	mars-13
Employee Hiring	sept-12	mars-13
Mechanical Completion		mars-13
Water tests & Start Up	avr-13	juin-13
Commissioning	juil-13

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Schedule 5.1

Initial Capital Contributions and Pro Rata Shares

SHAREHOLDER	FIRST DISBURSEMENT OF INITIAL CAPITAL CONTRIBUTION	SHARES OF COMMON STOCK	SUBSEQUENT DISBURSEMENTS OF INITIAL CAPITAL CONTRIBUTION*	SHARES OF COMMON STOCK**	PRO RATA SHARE
BIOAMBER	$7,000,000	700,000 Class A	$28,000,000	2,800,000 Class A	70%

MITSUI	$3,000,000	300,000 Class A	$12,000,000	1,200,000 Class A	30%

*	Maximum aggregate amounts. The Board may call for lesser amounts in accordance with Sections 5.1.1 and 5.1.2, as applicable.
**	Maximum number of shares issuable in respect of maximum aggregate subsequent disbursements of initial capital contribution. Actual number of shares may be proportionally adjusted (i) if Board calls for lesser amounts of subsequent disbursements of initial capital contribution in accordance with Sections 5.1.1 and 5.1.2, as applicable, and (ii) to account for stock splits, stock recombinations and similar transactions in respect of the Company’s capital stock.

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Schedule 16.5

Supply Contracts

1.	Supply Agreement dated as of January 1, 2011 entered into between BioAmber S.A.S. and International Flavors and Fragrances Inc.;

2.	Supply Agreement dated as of May 1, 2011 entered into between BioAmber S.A.S. and Inolex Chemical Company;

3.	Supply Agreement dated as of June 1, 2011 entered into between BioAmber S.A.S. and [***]

4.	Supply Agreement dated as of July 1, 2011 entered into between BioAmber S.A.S. and [***]

5.	Supply Agreement dated as of August 1, 2011 entered into between BioAmber S.A.S. and [***]

6.	Supply Agreement dated as of August 1, 2011 entered into between BioAmber S.A.S. and [***]

7.	Supply Agreement dated as of September 1, 2011 entered into between BioAmber S.A.S. and [***]

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Schedule 17.1.7

List of Governmental Approvals to be obtained

prior to the commencement of construction of the Initial Plant

Certificates of Approval from the Ministry of Environment

•	Air emissions

•	Noise assessment

•	Industrial Sewage Works – to determine if there needs to be any modification of the existing discharge permits for Lanxess’s wastewater treatment plant

•	Storm water management plan

Environmental Assessment required under the Canadian Environmental Assessment Act for companies receiving Federal funding. This includes review of the following criteria:

•	Meteorology, climate

•	Air and noise

•	Physiography and topography

•	Soil quality and hydrogeology

•	Groundwater quality

•	Surface and ground water

•	Terrestrial and aquatic environment

•	Socio-economic conditions

•	Existing and planned land uses

•	Heritage and culture

•	First Nation Interests.

City of Sarnia

•	Planning act approval for lease & redevelopment of the site

•	Construction permit

•	Building permit

•	Occupancy permit

•	Fire protection inspection

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Schedule 17.1.8

Government Finance Agreements

A) EXECUTED AGREEMENTS:

Governmental Authorities	Amount of the financing
Her Majesty the Queen in right of the province of Ontario, as represented by the Minister of Economic Development and Trade	CAD$15,000,000
Her Majesty the Queen in right of Canada, as represented by the Minister responsible for Federal Economic Development Agency for Southern Ontario	CAD$12,000,000

B) AGREEMENTS TO BE EXECUTED SHORTLY AFER EXECUTION OF THIS JOINT VENTURE AGREEMENT:

Governmental Authorities	Amount of the financing
Canadian Foundation for Sustainable Development Technology	CAD$7,500,000
Sustainable Chemistry Alliance	CAD$500,000

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Schedule 17.1.9

List of BioAmber Technology

[Attached]

     | 2011

BIOAMBER PATENT FAMILIES PERTAINING TO SUCCINIC ACID & DERIVATIVES,

AND APPLICATIONS THEREOF

FAMILY	DESCRIPTION	PATENT OR PATENT APPLICATION NO.	FILING DATE	DESCRIPTION/ OWNED BY OR LICENSED FROM/ MANAGED BY

1	[***]	[***]	[***]	[***] Licensed from UT-Battelle, LLC and UChicago Argonne, LLC to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic
2	[***]	[***]	[***]	[***] Licensed from UT-Battelle, LLC and UChicago Argonne, LLC to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. [***]
3	[***]	[***]	[***]	[***] Licensed from UT-Battelle, LLC and UChicago Argonne, LLC to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic
4	[***]	[***]	[***]	[***] Licensed from Michigan State University to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic

BUSINESS CONFIDENTIAL INFORMATION	AS OF 21OCT2011	Page 1

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FAMILY	DESCRIPTION	PATENT OR PATENT APPLICATION NO.	FILING DATE	DESCRIPTION/ OWNED BY OR LICENSED FROM/ MANAGED BY

5-11
12	[***]	[***]	[***]	[***] Owned by BIOAMBER S.A.S. Managed by DLA Piper LLC.
13	[***]	[***]	[***]	[***] Licensed from Michigan State University to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic
14	[***]	[***]	[***]	[***] Licensed from Michigan State University to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S.
15	[***]	[***]	[***]	[***] Licensed from Michigan State University to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic

BUSINESS CONFIDENTIAL INFORMATION	AS OF 21OCT2011	Page 2

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FAMILY	DESCRIPTION	PATENT OR PATENT APPLICATION NO.	FILING DATE	DESCRIPTION/ OWNED BY OR LICENSED FROM/ MANAGED BY

16	[***]	[***]	[***]	[***] Licensed from Michigan State University to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic
17	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
18-19
20	[***]	[***]	[***]	[***] Licensed from Michigan State University to BioAmber Inc. Exclusively sub-licensed worldwide to BioAmber S.A.S. Managed by Robic
21-29

BUSINESS CONFIDENTIAL INFORMATION	AS OF 21OCT2011	Page 3

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FAMILY	DESCRIPTION	PATENT OR PATENT APPLICATION NO.	FILING DATE	DESCRIPTION/ OWNED BY OR LICENSED FROM/ MANAGED BY

30	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
31
32
33	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
34
35	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
36-44	[***]
45	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.

BUSINESS CONFIDENTIAL INFORMATION	AS OF 21OCT2011	Page 4

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FAMILY	DESCRIPTION	PATENT OR PATENT APPLICATION NO.	FILING DATE	DESCRIPTION/ OWNED BY OR LICENSED FROM/ MANAGED BY

46-49
50	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC. Filed under the Green Technology Pilot Program
51	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
52	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
53-69
70	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC. Filed under the Green Technology Pilot Program
71	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC. Filed under the Green Technology Pilot Program
72-107
108-121
122-124
125
126
127-150

BUSINESS CONFIDENTIAL INFORMATION	AS OF 21OCT2011	Page 5

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FAMILY	DESCRIPTION	PATENT OR PATENT APPLICATION NO.	FILING DATE	DESCRIPTION/ OWNED BY OR LICENSED FROM/ MANAGED BY

151	[***]	[***]	[***]	[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
152
153	[***]	[***] [***] [***]		[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
154-159
160	[***]	[***]		[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.
161	[***]	[***]		[***] Owned by BioAmber S.A.S. Managed by DLA Piper LLC.

BUSINESS CONFIDENTIAL INFORMATION	AS OF 21OCT2011	Page 6

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Schedule 17.1.16

Site of the Initial Plant located at 1201 Vidal Street, Sarnia, Ontario, Canada

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Annex A

Charter Documents of the Company

[Attached]

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Industry Canada Industrie Canada

2010-05-07

Corporations Canada
9th floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

7546360 CANADA INC.

Corporation Number	754636-0	Numéro de société
Corporation Key Required for changes of address or directors online	84343573	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	05-07 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2011	05-07 to/au 07-06 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2011

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult **Keeping Your Corporation in Good Standing** (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter la brochure **Maintenir votre société en conformité**, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANS[MD]). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada

Telephone / Téléphone 1-866-333-5556

Email / Courriel corporationscanada@ic.gc.ca

Website / Site Web www.corporationscanada.ic.gc.ca

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Industry Canada   Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

7546360 CANADA INC.

Corporate name / Dénomination sociale

754636-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-05-07

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

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Industry Canada Industrie Canada

Form 1
Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1
Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

7546360 CANADA INC.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

Aucune

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

THOMAS DESBIENS

2000-2000 McGill College Avenue, Montreal QC H3A 3H3, Canada

Original signed by / Original signé par THOMAS DESBIENS

THOMAS DESBIENS

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3419 (2008/04)

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Schedule / Annexe

Description of Classes of Shares / Description des categories d’actions

3. DESCRIPTION OF THE SHARE CAPITAL OF THE CORPORATION

The authorized share capital of the Corporation is composed of an unlimited number of Class “A”, “B”, “C”, “D”, “E” and “F” shares, with the following privileges and restrictions:

3.1. CLASS “A” SHARES

Holders of Class “A” shares:

Vote

3.1.1. Shall have the right to vote at any meeting of the shareholders of the Corporation. Each Class “A” share confers one (1) vote.

Dividends

3.1.2. Shall have the right to receive, during each financial year and out of the funds which can legally serve this purpose, a dividend, of which the amount, declaration and payment thereof is left to the discretion of the Directors, subject to the order of priority defined in section 3.7.

Liquidation or dissolution

3.1.3. In the event of the dissolution or the liquidation of the Corporation or any other distribution of its property, shall have the right to share in the remaining property of the Corporation, subject to the prior rights of other classes of shares, as defined in section 3.7.

Participation

3.1.4. Shall participate in the profits or surplus assets of the Corporation.

3.2. CLASS “B” SHARES

Holders of Class “B” shares:

Vote

3.2.1. Shall have the right to vote at any meeting of the shareholders of the Corporation. Each Class “B” share confers one (1) vote.

Dividends

3.2.2. Shall have the right to receive, as and when such dividends are declared, an annual maximal non-cumulative dividend of six percent (6%) on the amount paid for said shares; such dividend shall be payable at the time and in the manner which the Directors may determine and subject to the order of priority as defined in section 3.7.

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Participation

3.2.3. Subject to the provisions of subsection 3.2.2, shall not participate in the profits or surplus assets of the Corporation.

Redemption

3.2.4. Subject to the provisions of the Canada Business Corporations Act and the order of priority defined in section 3.7, the Corporation will have the right to redeem Class “B” shares upon a thirty (30)-day written notice, at a price equivalent to the amount paid on said shares and any and all declared but yet unpaid dividends on same. In the event of a partial redemption, such redemption shall be made in proportion with the number of outstanding Class “B” shares, without taking into account share fractions. A partial redemption may be made in any other manner as unanimously approved by the shareholders of Class “B” shares.

Right to purchase

3.2.5. Subject to the provisions of the Canada Business Corporations Act, the Corporation may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “B” shares, which price shall not exceed, in any way, the aforementioned redemption price.

Liquidation or dissolution

3.2.6. In the event of the dissolution or the liquidation of the Corporation or any other distribution of its property, shall have the right to be reimbursed for the amount paid on the Class “B” shares as well as the amount of any and all declared but yet unpaid dividends on same, subject to the order of priority defined in section 3.7.

3.3. CLASS “C” SHARES

Holders of Class “C” shares:

Vote

3.3.1. Subject to the provisions of the Canada Business Corporations Act, shall neither be entitled to vote at any meeting of the shareholders of the Corporation, nor to receive a notice of such meeting nor to attend any such meeting.

Dividends

3.3.2. Shall have the right to receive, as and when such dividends are declared, an annual variable non-cumulative dividend of one percent to twenty percent (1% to 20%) on the amount paid for the said shares, payable at the time and in the manner which the Directors may determine and subject to the order of priority as defined in section 3.7.

Participation

3.3.3. Subject to the provisions of subsection 3.3.2, shall not have the right to participate in the profits or surplus assets of the Corporation.

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Redemption

3.3.4. Subject to the provisions of the Canada Business Corporations Act and the order of priority defined in section 3.7 hereof, have the right to demand from the Corporation, upon a thirty (30)-day written notice, that the latter redeem the Class “C” shares that are held by the shareholder(s) at a price equivalent to the amount paid on said shares and any and all declared but yet unpaid dividends on same. In the event of a partial redemption, such redemption shall be made in proportion with the number of outstanding Class “C” shares, without taking into account share fractions. A partial redemption may be made in any other manner as unanimously approved by the shareholders of Class “C” shares.

Purchase

3.3.5. Subject to the provisions of the Canada Business Corporations Act, the Corporation may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “C” shares, which price shall not exceed, in any way, the aforementioned redemption price.

Liquidation or dissolution

3.3.6. In the event of the dissolution or the liquidation of the Corporation or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “C” shares as well as the amount of any and all declared but yet unpaid dividends on said shares, subject to the order of priority defined in section 3.7.

3.4. CLASS “D” SHARES

Holders of Class “D” shares:

Vote

3.4.1. Subject to the provisions of the Canada Business Corporations Act, shall netheir be entitled to vote at any meeting of the shareholders of the Corporation, nor to receive a notice of such meeting nor to attend any such meeting.

Dividends

3.4.2. Shall have the right to receive, as and when such dividends are declared, a monthly variable non-cumulative dividend of half of one percent to two percent (0.5% to 2%) on the amount paid for said shares, payable at a time and in the manner in which the Directors may determine and subject to the order of priority as defined in section 3.7.

Participation

3.4.3. Subject to the provisions of subsection 3.4.2, shall not participate in the profits or surplus assets of the Corporation.

* Confidential treatment requested

Redemption

3.4.4. Subject to the provisions of the Canada Business Corporations Act and the order of priority defined in section 3.7 hereof, have the right to demand from the Corporation, upon a thirty (30)-day written notice, that the latter redeem the Class “D” shares that are held by the shareholder(s) at a price equivalent to the amount paid on said shares and any and all declared but yet unpaid dividends on same. In the event of partial redemption, such redemption shall be made in proportion with the number of outstanding Class “D” shares, without taking into account share fractions. A partial redemption may be made in any other manner as unanimously approved by the shareholders of Class “D” shares.

Purchase

3.4.5. Subject to the provisions of the Canada Business Corporations Act, the Corporation may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “D” shares, which price shall not exceed, in any way, the aforementioned redemption price.

Liquidation or dissolution

3.4.6. In the event of the dissolution or the liquidation of the Corporation or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “D” shares as well as the amount of any and all declared yet unpaid dividends on said shares, subject to the order of priority defined in section 3.7.

3.5. CLASS “E” SHARES Holders of Class “E” shares:

Vote

3.5.1. Subject to the provisions of the Canada Business Corporations Act, shall neither be entitled to vote at any meeting of the shareholders of the Corporation, not to receive a notice of such meeting nor to attend any such meeting.

Dividends

3.5.2. Shall have the right to receive, as and when such dividends are declared, a monthly variable non-cumulative dividend of half of one percent to two percent (0.5% to 2%) on the amount paid for the said shares, plus a redemption premium as defined in subsection 3.5.4.1, payable at the time and in the manner which the Directors may determine and subject to the order of priority as defined in section 3.7.

Participation

3.5.3. Subject to the provisions of subsection 3.5.2, shall not participate in the profits or surplus assets of the Corporation.

Redemption

3.5.4. Subject to the provisions of the Canada Business Corporations Act and the order of priority defined in section 3.7, have the right to demand from the Corporation, upon a thirty (30)-

* Confidential treatment requested

day written notice, that the latter redeem the Class “E” shares that are held by the shareholder(s) at a price equivalent to the amount paid for said shares plus the redemption premium as defined in subsection 3.5.4.1, and any and all declared but yet unpaid dividends on same. In the event of partial redemption, such redemption shall be made in proportion with the number of outstanding Class “E” shares, without taking into account share fractions.

3.5.4.1. The Class “E” share redemption premium shall be equivalent to the difference between the amount paid for said shares and the fair market value of the consideration received at the time of issuance of same. Subject to the provisions of subsection 3.5.4.2, the fair market value shall be determined by the Board of directors of the Corporation in accordance with generally accepted accounting principles and its decision shall be final, binding and without appeal.

3.5.4.2. Should the competent tax authorities evaluate the fair market value of the transferred property in a different manner, and, following a final negotiation or a judgement rendered by a court of competent jurisdiction on the matter, the fair market value thus obtained is different from the value established in subsection 3.5.4.1, it is understood that, in the event the fair market value is increased, the said premium shall be increased to match the difference, and that, in the event the fair market value is reduced, the premium shall be reduced to take into account such difference.

3.5.4.3. If, between the date of issuance of the Class “E” shares and the date at which the premium is adjusted as mentioned in subsection 3.5.4.2, some Class “E” shares of the share capital of the Corporation have been redeemed, the shareholders at the time of redemption will have to, at the date of adjustment, make a cash payment to the Corporation or the Corporation will have to, at such date, make a cash payment to said shareholders, as the case may be, equal to the difference between the amount paid at the time of the redemption of the shares and the amount that should have been paid to the shareholders if the adjustment had been taken into consideration.

3.5.4.4. Furthermore, if dividends have been paid by the Corporation on some Class “E” shares between the date of issuance of the Class “E” shares and the date at which the premium is adjusted according to subsection 3.5.4.2, the Corporation will have to, at the date of adjustment, make a cash payment to the holders of Class “E” shares at the time the dividend was paid, or said Class “E” shareholders will have to, at the same date, make a cash payment to the Corporation, in order to compensate the other party for the insufficiency of the paid dividends or the overpayment of said dividends, as the case may be, stemming from the fact that the redemption premium has been modified.

Purchase

3.5.5. Subject to the provisions of the Canada Business Corporations Act, the Corporation may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “E” shares, which price shall not exceed, in any way, the aforementioned redemption price.

Liquidation or dissolution

3.5.6. In the event of the dissolution or liquidation of the Corporation or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “E” shares as well as the amount of any and all declared but yet unpaid dividends on said shares, subject to the order of priority defined in section 3.7.

* Confidential treatment requested

3.6. CLASS “F” SHARES

Holders of Class “F” shares:

Vote

3.6.1. Subject to the provisions of the Canada Business Corporations Act, shall neither be entitled to vote at any meeting of the shareholders of the Corporation, nor to receive a notice of such meeting nor to attend said meeting.

Dividends

3.6.2. In the event of a Class “A” shareholder’s death, shall have the right to receive, out of the funds which can legally serve this purpose, a dividend whose amount shall be determined as hereinafter set forth. The dividend shall be declared and paid within three (3) months of the receipt by the Corporation of any proceeds from a life insurance policy following the death of a Class “A” shareholder, subject to the order of priority defined in section 3.7.

The amount of the dividend is equivalent to the amount by which the capital dividend account will be increased (as defined in subsection 89(1) (b) (iv) of the Income Tax Act and the equivalent sections of the Quebec Tax Act) upon receipt, by the Corporation, of any proceeds from any life insurance policy following the death of a Class “A” shareholder. For this purpose, the directors will have to create a reserve fund equivalent to the increase of the capital dividend account as mentioned above, which said reserve fund shall be distributed exclusively to Class “F” shareholders.

Participation

3.6.3. Subject to the provisions of subsection 3.6.2, shall not participate in the profits or surplus assets of the Corporation.

Redemption

3.6.4. An hour before the time as considered by any tax law to be “immediately before the death” of a Class “F” shareholder, the Corporation must redeem all Class “F” shares held by such shareholder in priority to any other outstanding shares of the Corporation, at a price equivalent to the amount paid to the Corporation at the time of their issuance plus any and all declared but yet unpaid dividends.

Issuance

3.6.5. No Class “F” share may be issued as long as the dividends that Class “F” shareholders have a right to receive according to subsection 3.6.2 have not been declared by the Board of Directors.

Purchase

3.6.6. The Corporation shall not be able to purchase Class “F” shares by mutual agreement.

* Confidential treatment requested

Liquidation or dissolution

3.6.7. In the event of the dissolution or the liquidation of the Corporation or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “F” shares as well as the amount of any and all declared but yet unpaid dividends on said shares, subject to the order of priority defined in section 3.7 and the reserve fund as calculated in subsection

3.7. Order of priority

3.7.1. The order of priority applicable to all classes of shares of the Corporation with respect to the redemption, liquidation, dissolution or distribution of property is as follows:

Firstly, the Class “F” shares;

Secondly, the Class “E” shares;

Thirdly, the Class “D” shares;

Fourthly, the Class “C” shares;

Fifthly, the Class “B” shares;

Sixthly, the Class “A” shares;

Notwithstanding the above-mentioned order of priority, shareholders of a class of shares may renounce to the above-mentioned order of priority by unanimous approval by all shareholders of said class of shares.

Schedule / Annexe

Restrictions on Share Transfers / Restriction sur le transfert d’actions

4. RESTRICTION ON SECURITIES TRANSFERS

4.1. Subject to subsection 4.2, no securities of the Corporation, other than non-convertible debt securities, can be transferred without:

4.1.1. The approval of the Directors of the Corporation. Such approval must be in written form duly signed by the majority of the Directors or by resolution of the Board of Directors; or

4.1.2. The approval of the Shareholders of the Corporation. Such approval must be in written form duly signed by the holder(s) of the majority of the outstanding shares of the share capital of the Corporation or by resolution of the Shareholders.

4.2. There shall be no restrictions on the transfer of securities following the death of a shareholder.

* Confidential treatment requested

Schedule / Annexe

Other Provisions / Autres dispositions

7. OTHER PROVISIONS

BORROWING POWERS

7.1. The Board of Directors may, by resolution and without the approval of the shareholders:

7.1.1. Borrow money, taking into account the credit of the Corporation;

7.1.2. Issue, reissue, sell or pledge the Corporation’s debt instruments;

7.1.3. Guarantee in the name of the Corporation the execution of an obligation of which another person is responsible.

7.1.4. Delegate one or many of the aforementioned powers to a director, a committee of directors or to an officer of the Corporation.

* Confidential treatment requested

Industry Canada / Industrie Canada

Form 2 — Initial Registered Office Address and First Board of Directors

Canada Business Corporations Act (CBCA) (s. 19 and 106)

Formulaire 2 — Siège social initial et premier conseil d'administration

Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

7546360 CANADA INC.

2 Address of registered office
Adresse du siège social

20 TORONTO STREET, SUITE 1400
TORONTO ON M5C 2B8

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
JOHN CREIGHTON	20 TORONTO STREET, APT 440, TORONTO ON M5C 2B8, Canada	Yes / Oui
MALCOLM WEST	20 TORONTO STREET, APT 1440, TORONTO ON M5C 2B8, Canada	Yes / Oui
JEAN-FRANÇOIS HUC	1400 CROISSANT MERIT, APT 108, MONT-ROYAL QC H3P 3N6, Canada	Yes / Oui
MIKE HARTMANN	8 LAKESHORE, BEACONSFIELD QC H9W 4H3, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
THOMAS DESBIENS

THOMAS DESBIENS
514-844-5468

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 2904 (2008/04)

* Confidential treatment requested

Industry Canada Industrie Canada

Certificate of Amendment
Canada Business Corporations Act

Certificat de modification
Loi canadienne sur les sociétés par actions

BLUEWATER BIOCHEMICALS INC.

Corporate name / Dénomination sociale

754636-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-05-11

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

* Confidential treatment requested

Industry Canada / Industrie Canada

Form 4 — Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 — Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
7546360 CANADA INC.

2 Corporation number
Numéro de la société
754636-0

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
BLUEWATER BIOCHEMICALS INC.

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Jean-François Huc

Jean-François Huc
514-844-8000

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada
IC 3069 (2008/04)

* Confidential treatment requested

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

BLUEWATER BIOCHEMICALS INC.

Corporate name / Dénomination sociale

754636-0

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2011-06-27

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

* Confidential treatment requested

Industry Canada / Industrie Canada

Form 4 — Articles of Amendment

Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 — Clauses modificatrices

Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
BLUEWATER BIOCHEMICALS INC.

2 Corporation number
Numéro de la société
754636-0

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes the province or territory in Canada where the registered office is situated to:
La province ou le territoire au Canada où est situé le siège social est modifié pour :
QC

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Jean-François Huc

Jean-François Huc
514-844-8000

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

* Confidential treatment requested